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                                                                    EXHIBIT 10.1

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                                    BGLS INC.

                                   $60,000,000

                   10% SENIOR SECURED NOTES DUE MARCH 31, 2006

                             NOTE PURCHASE AGREEMENT

                            Dated as of May 14, 2001





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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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
1.    AUTHORIZATION OF NOTES.....................................................................................1

2.    SALE AND PURCHASE OF NOTES.................................................................................1

3.    CLOSING....................................................................................................2

4.    CONDITIONS TO CLOSING......................................................................................2
       4.1      Representations and Warranties...................................................................2
       4.2      Performance; No Default..........................................................................2
       4.3      Compliance Certificates..........................................................................2
       4.4      Opinion of Counsel...............................................................................3
       4.5      Purchase Permitted By Applicable Law, Consents of Third Parties, etc.............................3
       4.6      Payment of Certain Fees and Expenses.............................................................3
       4.7      Private Placement Number.........................................................................3
       4.8      Changes in Corporate Structure...................................................................3
       4.9      Proceedings and Documents........................................................................4
       4.10     Rating Letters...................................................................................4
       4.11     Pledged Stock and Pledged Notes..................................................................4
       4.12     Filings, Registrations and Recordings............................................................4
       4.13     Lien Searches....................................................................................4
       4.14     Financing Documents..............................................................................5
       4.15     Group Accounts...................................................................................5

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................5
       5.1      Organization; Power and Authority................................................................5
       5.2      Authorization, etc...............................................................................5
       5.3      Disclosure.......................................................................................5
       5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates.................................6
       5.5      Financial Statements.............................................................................6
       5.6      Compliance with Laws, Other Instruments, etc.....................................................7
       5.7      Governmental Authorizations, etc.................................................................7
       5.8      Litigation; Observance of Agreements, Statutes and Orders........................................7
       5.9      Taxes............................................................................................7
       5.10     Title to Property; Leases........................................................................8
       5.11     Licenses, Permits, etc...........................................................................8
       5.12     Compliance with ERISA............................................................................8
       5.13     Private Offering by the Company..................................................................9
       5.14     Use of Proceeds; Margin Regulations..............................................................9
       5.15     Existing Indebtedness; Future Liens.............................................................10
       5.16     Foreign Assets Control Regulations, etc.........................................................10
       5.17     Status under Certain Statutes...................................................................10
       5.18     Environmental Matters...........................................................................11



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

SECTION                                                                                                        PAGE
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
       5.19     Security Agreements.............................................................................11
       5.20     Fees............................................................................................11
       5.21     Solvency........................................................................................12
       5.22     Assets and Operations of Certain Subsidiaries...................................................12
       5.23     Vector Group Ltd.; Affiliated Transactions......................................................12
       5.24     Company Assets..................................................................................12
       5.25     Group Accounts..................................................................................13

6.    REPRESENTATIONS OF THE PURCHASERS.........................................................................13

7.    PAYMENT AND REPAYMENT.....................................................................................14
       7.1      Maturity........................................................................................14
       7.2      Optional Prepayments............................................................................14
       7.3      Allocation of Partial Prepayments...............................................................15
       7.4      Maturity; Surrender, etc........................................................................15
       7.5      Purchase of Notes...............................................................................15
       7.6      Accreted Value..................................................................................16

8.    COVENANTS.................................................................................................16
       8.1      Payment of Notes................................................................................16
       8.2      Maintenance of Office or Agency.................................................................16
       8.3      Limitations on Restricted Payments..............................................................17
       8.4      Limitation on Indebtedness......................................................................19
       8.5      Limitation on Transactions with Affiliates and Investments......................................20
       8.6      Investment Company Act..........................................................................21
       8.7      Limitation on Liens.............................................................................21
       8.8      No Violation of the Margin Rules................................................................21
       8.9      Financial Reports...............................................................................22
       8.10     Waiver of Stay, Extension or Usury Laws.........................................................23
       8.11     [RESERVED.].....................................................................................23
       8.12     Compliance with Laws............................................................................23
       8.13     Existence.......................................................................................24
       8.14     Payment of Taxes and Other Claims...............................................................24
       8.15     Maintenance of Properties.......................................................................24
       8.16     Compliance Certificate; Inspection Rights.......................................................25
       8.17     Ownership of NV Holdings; Additional Covenants Relating to NV Holdings..........................26
       8.18     Restrictions on Issuance of Additional Equity Interests.........................................26
       8.19     Opinions, Appraisals, Etc.......................................................................27
       8.20     Ownership of Restricted Subsidiaries............................................................27
       8.21     Group Accounts..................................................................................27
       8.22     [RESERVED.].....................................................................................28
       8.23     Fiscal Year.....................................................................................28
       8.24     Offer to Purchase Upon Triggering Asset Sale....................................................28
       8.25     Offer to Purchase Upon Change of Control........................................................30
       8.26     Dividend and Other Payment Restrictions Affecting Subsidiaries..................................31
       8.27     Rule 144A Information...........................................................................32




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

SECTION                                                                                                        PAGE
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
       8.28     Limitation on Restricted Subsidiary Business....................................................32
       8.29     Limitation of Restricted Subsidiary Asset Sales.................................................32
       8.30     Tobacco Litigation Bonds........................................................................33

9.    ADDITIONAL COVENANTS......................................................................................33
       9.1      Vector Tobacco Credit Facility..................................................................33
       9.2      [RESERVED.].....................................................................................34
       9.3      Tax Sharing Payments............................................................................34
       9.4      Tax Matters.....................................................................................35
       9.5      Voting of Notes by Group Executives and New Valley..............................................36
       9.6      Transfer of Company Equity Interests............................................................36

10.   SUCCESSOR PERSON..........................................................................................36
       10.1     Mergers, Consolidations.........................................................................36
       10.2     Successor Person Substituted....................................................................37

11.   EVENTS OF DEFAULT.........................................................................................38

12.   REMEDIES ON DEFAULT, ETC..................................................................................40
       12.1     Acceleration....................................................................................40
       12.2     Other Remedies..................................................................................41
       12.3     No Waivers or Election of Remedies, Expenses, etc...............................................41

13.   SECURITY INTEREST.........................................................................................41
       13.1     Pledge and Security Interest....................................................................41
       13.2     Release of Collateral...........................................................................42
       13.3     Reliance on Opinion of Counsel..................................................................42
       13.4     Purchaser May Rely..............................................................................42
       13.5     Payment of Expenses.............................................................................42
       13.6     Suits to Protect the Collateral.................................................................42
       13.7     Collateral Agent's Duties.......................................................................43
       13.8     Sale of Collateral..............................................................................43
       13.9     Dealings with Collateral........................................................................44
       13.10    Annual Reports..................................................................................44
       13.11    Securities Account..............................................................................44

14.   REGISTER OF NOTES; EXCHANGE AND SUBSTITUTION OF NOTES; LEGENDS............................................46
       14.1     Register of Notes...............................................................................46
       14.2     Transfer and Exchange of Notes..................................................................46
       14.3     Replacement of Notes............................................................................47
       14.4     Legends on Notes................................................................................47

15.   PAYMENTS ON NOTES.........................................................................................48
       15.1     Place of Payment................................................................................48
       15.2     Home Office Payment.............................................................................48



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

SECTION                                                                                                        PAGE
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
16.   EXPENSES, ETC.............................................................................................49
       16.1     Transaction Expenses............................................................................49
       16.2     Survival........................................................................................49

17.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..............................................49

18.   AMENDMENT AND WAIVER......................................................................................50
       18.1     With Consent of Holders.........................................................................50
       18.2     Revocation and Effect of Consents...............................................................51
       18.3     Notation on Notes...............................................................................51
       18.4     Rights of Holders to Receive Payment............................................................51

19.   NOTICES...................................................................................................51

20.   REPRODUCTION OF DOCUMENTS.................................................................................52

21.   CONFIDENTIAL INFORMATION..................................................................................52

22.   MISCELLANEOUS.............................................................................................53
       22.1     Certificate and Opinion as to Conditions Precedent..............................................53
       22.2     Statements Required in Certificate or Opinion...................................................54
       22.3     Third Party Beneficiary.........................................................................54
       22.4     Successors and Assigns..........................................................................54
       22.5     Payments Due on Non-Business Days...............................................................54
       22.6     Severability....................................................................................55
       22.7     Construction....................................................................................55
       22.8     Counterparts....................................................................................55
       22.9     Captions........................................................................................55
       22.10    Governing Law; Jurisdiction; Waiver of Jury Trial...............................................55

Schedule A......................................................................................List of Purchasers
Schedule B.............................................................................................Definitions
Schedule C........................................................................Applicable Accretion Percentages
Exhibit A.............................................................................................Form of Note
Exhibit B-1..........................................................................Form of BGLS Pledge Agreement
Exhibit B-2......................................................................Form of Account Control Agreement
Exhibit C.....................................................................Form of NV Holdings Pledge Agreement
Exhibit D..................................................................Form of Brooke Holding Pledge Agreement
Exhibit E......................................................................Form of Collateral Agency Agreement
Exhibit 4.3(a).......................................................................Form of Officers' Certificate
Exhibit 4.3(b).....................................................................Form of Secretary's Certificate
Exhibit 4.4.................................................................Matters to be Covered in Legal Opinion
Exhibit 8.9.............................................................Liggett and VTUSA Product Line Information



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                                    BGLS INC.

                             100 S.E. Second Street
                              Miami, Florida 33131





                   10% SENIOR SECURED NOTES DUE MARCH 31, 2006

                                                              As of May 14, 2001



TO THE PURCHASERS WHOSE NAMES
APPEAR IN THE ACCEPTANCE FORM
AT THE END HEREOF:

Ladies and Gentlemen:

         BGLS Inc., a Delaware corporation (the "COMPANY"), agrees with you (the "PURCHASERS") as follows:

1. AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $60,000,000 aggregate principal amount of its 10% Senior Secured Notes Due March 31, 2006 (the "NOTES", such term to include any such Notes issued in substitution therefor pursuant to SECTION 14 of this Agreement). The Notes shall be substantially in the form of EXHIBIT A, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you, and you will purchase from the Company, at the Closing provided for in SECTION 3, Notes in the principal amount specified opposite your name in SCHEDULE A at the purchase price of 82.88445% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations.

3. CLOSING.

         The sale and purchase of the Notes shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, at 9:00 a.m., Los Angeles time, at a closing (the "CLOSING") on May 14, 2001 or on such other Business Day thereafter on or prior to May 31, 2001 as may be agreed upon by the Company and the Majority Holders. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you of immediately available funds in the amount of the purchase price therefor by wire transfer. If at the Closing the Company shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement.

4. CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.1 REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct in all material respects when made and at the time of the Closing.

         4.2 PERFORMANCE; NO DEFAULT.

         Each Document Party shall have performed and complied with all agreements and conditions contained in the Note Documents required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes, no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any of the Subsidiaries shall have entered into any transaction since December 31, 2000 in excess of $1,000,000, that would have been prohibited by SECTION 8.3, 8.4, 8.5 or 8.7 had such Section applied since such date except as listed on SCHEDULE 4.2.

         4.3 COMPLIANCE CERTIFICATES.

         (a) OFFICERS' CERTIFICATE. The Company shall have delivered to you and to the Collateral Agent an Officers' Certificate, dated the date of the Closing and substantially in the form of EXHIBIT 4.3(A) attached hereto, certifying that the conditions specified in this SECTION 4 have been fulfilled.



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         (b) SECRETARY'S CERTIFICATE. Each Document Party shall have delivered to you and to the Collateral Agent a certificate, dated the date of the Closing and substantially in the form of EXHIBIT 4.3(B) attached hereto, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of each Note Document to which it is a party.

         4.4 OPINION OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you and to the Collateral Agent, each dated the date of the Closing, from McDermott, Will & Emery, counsel for the Company, and Richard J. Lampen, Executive Vice President and Special Counsel of the Company, covering the matters set forth in EXHIBIT 4.4 (and the Company hereby instructs its counsel to deliver such opinions to you).

         4.5 PURCHASE PERMITTED BY APPLICABLE LAW, CONSENTS OF THIRD PARTIES,
             ETC.

         On the date of the Closing, your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officers' Certificate from any Document Party certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted. All consents of third parties necessary to consummate the transactions contemplated in the Note Documents shall have been obtained.

         4.6 PAYMENT OF CERTAIN FEES AND EXPENSES.

         Without limiting the provisions of SECTION 16.1, the Company shall have paid on or before the Closing (i) a funding fee of $1,200,000 to the Purchasers or their respective designees, pro rata, in proportion to the amount of Notes to be purchased by each Purchaser and (ii) the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, to the extent reflected in a statement of such counsel rendered to the Company prior to the Closing.

         4.7 PRIVATE PLACEMENT NUMBER.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau shall have been obtained for the Notes.

         4.8 CHANGES IN CORPORATE STRUCTURE.

         Except as specified in SCHEDULE 4.8, no Document Party shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.5.



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         4.9 PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by the Note Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your counsel, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

         4.10 RATING LETTERS.

         The delivery to the Purchasers of an Officers' Certificate of the Company to the effect that attached thereto is a true and correct copy of (i) a letter signed by Moody's Investors Service, Inc. confirming that the Notes have been rated at least B3 by Moody's Investors Service, Inc. and that such rating is in full force and effect on the date of Closing; and (ii) a letter signed by Standard & Poor's Ratings Services confirming that the Notes have been rated at least B by Standard & Poor's Ratings Services and that such ratings are in full force and effect on the date of Closing.

         4.11 PLEDGED STOCK AND PLEDGED NOTES.

         The Collateral Agent shall have received (i) the certificates representing the Pledged Stock pursuant to the Security Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof in form and substance satisfactory to the Collateral Agent, and (ii) each promissory note pledged to the Collateral Agent pursuant to the Security Agreements endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank in form and substance satisfactory to the Collateral Agent) by the Company.

         4.12 FILINGS, REGISTRATIONS AND RECORDINGS.

         Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Agreements, under current law, under law scheduled to go into effect or reasonably requested by the Collateral Agent or any Purchaser to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Purchasers, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by SECTION 8.7) shall be in proper form for filing, registration or recordation.

         4.13 LIEN SEARCHES.

         The Purchasers shall have received the results of a recent Uniform Commercial Code, tax and judgment lien search in each of the jurisdictions where assets of the Company and the Subsidiary Pledgors are located or where reasonably requested by any Purchaser, and such search shall have revealed no Liens on any assets of the Company or any Subsidiary Pledgor other than Permitted Liens on Collateral other than Pledged Stock and Cash and cash equivalents.


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         4.14 FINANCING DOCUMENTS.

         A true and complete copy of each Material financing document of the Company and the Restricted Subsidiaries shall have been delivered to the Purchasers, accompanied by an Officer's Certificate to the effect that all such documents are true and complete copies of all Material financing documents, as amended, modified and supplemented through the date hereof, of the Company and the Restricted Subsidiaries.

         4.15 GROUP ACCOUNTS.

         The Group Accounts shall have been established. All Cash and cash equivalents held by the Company and the Subsidiary Pledgors shall have been placed in a Group Account, and the aggregate amount on the deposit in all Checking Accounts shall not exceed $500,000 on the Closing Date.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you and the Collateral Agent that:

         5.1 ORGANIZATION; POWER AND AUTHORITY.

         Each Document Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Document Party has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Note Document to which it is a party and to perform the provisions of such Note Document.

         5.2 AUTHORIZATION, ETC.

         Each Note Document has been duly authorized by all necessary corporate action on the part of each Document Party party thereto, and each of this Agreement and the Security Agreements constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Document Party party thereto enforceable against such Document Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3 DISCLOSURE.

         Except as disclosed in SCHEDULE 5.3, this Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to



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

make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in SCHEDULE 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in SCHEDULE 5.5, since December 31, 2000, there has been no change in the financial condition, operations, business, affairs, assets, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         5.4 ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

         (a) SCHEDULE 5.4 contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage and number of shares of each class of its capital stock or other similar Equity Interests outstanding owned by the Company and each Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or other similar Equity Interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or a Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.4).

         (c) Each Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.5 FINANCIAL STATEMENTS.

         The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by each Document Party of each Note Document to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties is bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental or Regulatory Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental or Regulatory Authority applicable to the Company or any Subsidiary.

         5.7 GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing (other than the filing of any financing statements contemplated in any Note Document) or declaration with, any Governmental or Regulatory Authority is required in connection with the execution, delivery or performance by the Document Parties of any Note Document.

         5.8 LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

         (a) Except as disclosed in SCHEDULE 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental or Regulatory Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental or Regulatory Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental or Regulatory Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9 TAXES.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Company knows of no basis for any tax or assessment that is not being contested or for which adequate reserves have not been established in accordance with GAAP that could reasonably be expected to have a Material Adverse Effect. The Federal income tax liabilities of the Company and its Subsidiaries have been paid for all fiscal years up to and including the fiscal year ended December 31, 2000.

         5.10 TITLE TO PROPERTY; LEASES.

         The Company and its Subsidiaries have good and marketable title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that the Company or any Subsidiary is party to as lessee and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11 LICENSES, PERMITS, ETC.

         Except as disclosed in SCHEDULE 5.11,

         (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect on any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         5.12 COMPLIANCE WITH ERISA.

         (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA, and the terms "CURRENT VALUE" and "PRESENT value" have the meaning specified in section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The Expected Postretirement Benefit Obligation of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

         5.13 PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor any of its Affiliates has directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with any sale of the Notes in a manner that would require registration under the Securities Act or any state securities laws of any such securities or (ii) engaged in any form of general solicitation or general advertising in connection with any offer and sale of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         5.14 USE OF PROCEEDS; MARGIN REGULATIONS.

         No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that Margin Stock will constitute more than 25% of the value of such assets. None of the Company, Brooke Holding, Liggett, New Valley, NV Holdings, Brooke Overseas, Research or VTUSA is engaged principally in the business of purchasing or carrying Margin Stock. As used in this SECTION 5.14, the term "purpose of buying or carrying" shall have the meanings assigned to it in said Regulation U.

         5.15 EXISTING INDEBTEDNESS; FUTURE LIENS.

         (a) Except as described therein, SCHEDULE 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of May 14, 2001 since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in SCHEDULE 5.15, neither the Company nor any Subsidiary Pledgor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
SECTION 8.7.

         (c) All outstanding Indebtedness of Unrestricted Subsidiaries is Non-Recourse Indebtedness.

         (d) The only Liggett Senior Credit Facility in effect as of the Closing Date is the Loan and Security Agreement, dated as of March 8, 1994, by and between Congress Financial Corporation and Liggett Group Inc., as amended, modified and supplemented through the date hereof.

         5.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17 STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         5.18 ENVIRONMENTAL MATTERS.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

         (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         5.19 SECURITY AGREEMENTS.

         The Security Agreements are effective to create in favor of the Collateral Agent, for the benefit of the Holders, a legal, valid and enforceable security interest in the Collateral, including, without limitation any Cash or cash equivalents held by the Company, described therein and the proceeds thereof. In the case of the Pledged Stock described in the Pledge Agreements, when any stock certificates representing such Pledged Stock are delivered to the Collateral Agent in the State of New York, and in the case of the other Collateral described in the Security Agreements, when financing statements in appropriate form are filed in the offices specified on Annex 2 to each Pledge Agreement (which financing statements have been duly completed and executed and delivered to the Collateral Agent) and such other filings and actions specified on Annex 2 to each Pledge Agreement have been completed (all of which filings and actions have been duly completed) the Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in each Pledge Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock and Cash and cash equivalents, Permitted Liens).

         5.20 FEES.

         Other than Jefferies & Company, Inc., whose fee shall be the sole obligation of the Company, no Person shall have received a fee for investment banking services in connection with the transactions contemplated by any Note Document.

         5.21 SOLVENCY.

         Each of Vector, the Company, NV Holdings, New Valley and any Restricted Subsidiary is and after giving effect to the transactions contemplated in the Note Documents will be Solvent.

         5.22 ASSETS AND OPERATIONS OF CERTAIN SUBSIDIARIES.

         (a) Brooke Overseas has no Material assets and has no Material liabilities.

         (b) NV Holdings has no Material assets other than as described in
SECTION 5.4 and has no Material liabilities other than as pursuant to the Note Documents to which it is a party.

         (c) New Valley owns directly or indirectly all of Vector's Material direct and indirect current interests in business operations and properties in the former Soviet Union.

         5.23 VECTOR GROUP LTD.; AFFILIATED TRANSACTIONS

         (a) Vector owns 100% of the issued and outstanding Equity Interests of the Company and is primarily engaged in the business of owning the Equity Interests of the Company.

         (b) Vector has no Material assets other than Equity Interests in the Company and Cash and cash equivalents and has no Material liabilities.

         (c) Except as set forth on SCHEDULE 5.23(C), neither the Company nor any Restricted Subsidiary has any agreement, contract, understanding or arrangement with Vector that provides for payment, transfer of assets or provision of services in excess of $100,000.

         (d) Except as set forth on SCHEDULE 5.23(D), neither the Company nor any Restricted Subsidiary has any agreement, contract, understanding or arrangement with an Unrestricted Subsidiary that provides for payment, transfer of assets or provision of services in excess of $100,000.

         (e) Except as set forth on SCHEDULE 5.23(E), neither the Company nor any Restricted Subsidiary has any agreement, contract, understanding or arrangement with an Affiliate of Vector (other than the Company of one of its Subsidiaries) that provides for payment, transfer of assets or provision of services in excess of $100,000.

         5.24 COMPANY ASSETS

         The Company has no Material Assets other than its ownership of 100% of the Equity Interests of Brooke Holding, VTUSA, NV Holdings, Research and Brooke Overseas and Cash and cash equivalents.

         5.25 GROUP ACCOUNTS

         Each Group Account has been duly established. All Cash and cash equivalents of the Company and each Subsidiary Pledgor are being held in Group Accounts, and the aggregate balance of the Checking Accounts does not exceed $500,000 as of the Closing Date.

6. REPRESENTATIONS OF THE PURCHASERS.

         Each Purchaser hereby, severally and not jointly, represents and warrants to, and agrees with, the Company that:

         (a) such Purchaser understands and acknowledges that the Notes have not been registered under the Securities Act based in part, on reliance that the issuance of the Notes is exempt from registration under Section 4(2) of the Securities Act and, therefore, the Notes may not be offered or sold except pursuant to an effective registration statement under, or an exemption from the registration requirements of, Securities Act;

         (b) such Purchaser (i) has not and, absent an effective registration statement permitting resale of such Notes by such Purchaser, will not solicit offers for, or offer to sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (ii) is acquiring one or more Notes hereunder for its own account, for investment purposes only and not with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any applicable jurisdiction and (iii) absent an effective registration statement permitting resale of such Notes by such Purchaser, will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of the Notes except pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with applicable state securities laws; furthermore, upon the request of the Company, such Purchaser shall deliver, or cause to be delivered, an opinion of counsel, certifications and/or other information requested by the Company and a certificate of transfer in the form appearing on the Note having been completed and delivered by the transferor to the Company prior to any such disposition; and

         (c) such Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated under Regulation D of the Securities Act and such Purchaser has the knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; such Purchaser is relying on its own diligence in connection with its investment hereunder; and such Purchaser is not relying on any other Purchaser to provide such Purchaser with any information with respect to the offer and sale of the Notes or the Company generally and is not relying on the completeness or accuracy of any information provided by any other Purchaser; and such Purchaser has been given access to all books, records and other information of the Company which such Purchaser has desired to review and given the opportunity to ask questions of and receive answers from the Company in connection with the sale and purchase of the Notes hereunder.

         Each Purchaser understands that the Company, and, with respect to its opinion delivered pursuant to this Agreement, counsel to the Company will rely upon the accuracy and truth of the foregoing representations, warranties and agreements with respect to making a determination that an exemption from the registration requirement of the Securities Act is available pursuant to Section 4(2) thereof in connection with the issuance of the Notes hereunder, and the Purchasers hereby consent to such reliance.

7. PAYMENT AND REPAYMENT.

         7.1 MATURITY.

         As provided therein, the entire unpaid principal amount of the Notes, together with any accrued and unpaid interest, shall be due and payable on March 31, 2006 (the "MATURITY DATE").

         7.2 OPTIONAL PREPAYMENTS.

         (a) Before May 14, 2003, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under this Agreement in amounts equal to $1,000,000 or integral multiples thereof at a redemption price of 105% of the Accreted Value thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more (x) Equity Offerings or (y) Vector Equity Offerings of an amount not less than $5,000,000; PROVIDED that:

                  (i) at least 65% of the aggregate principal amount of Notes issued under this Agreement remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (ii) the redemption must occur within forty-five (45) days of the date of the closing of the Equity Offering.

         (b) From and after May 14, 2003, the Company may, at its option, upon notice as provided below, prepay at any time all, or part of, the Notes, in an amount not less than, in the case of a partial prepayment, the lesser of (x) $5,000,000 and (y) the aggregate principal amount of the Notes then outstanding, at the prepayment amounts (expressed as percentages of Accreted Value) PLUS accrued and unpaid interest thereon, if any, to the applicable prepayment date, if redeemed during the twelve-month period beginning on May 14 of the years indicated below.

       YEAR                                                    PERCENTAGE
       ----                                                    ----------
       2003..................................................  103.0%
       2004..................................................  102.0%
       2005 and thereafter...................................  100.0%

         The Company will give each Holder written notice of each prepayment under this SECTION 7.2 not less than thirty (30) days and not more than sixty
(60) days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount and aggregate Accreted Value of the Notes to be prepaid on such date, the principal amount and Accreted Value of each Note held by such Holder to be prepaid, the applicable Accreted Value

Premium and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by an Officers' Certificate as to the estimated prepayment amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder whose Notes are to be redeemed an Officers' Certificate specifying the calculation of such Accreted Value Premium and the interest to be paid to such Holder as of the specified prepayment date.

         7.3  ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes to be prepaid in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         7.4 MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this SECTION 7,
SECTION 8.24 or Section 8.25, the Accreted Value and the applicable Accreted Value Premium of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on the related principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such Accreted Value or Accreted Value Premium when so due and payable, together with the interest, if any, as aforesaid, interest on the related principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         7.5 PURCHASE OF NOTES.

         Neither the Company nor Vector shall, or shall permit, any of their respective Affiliates (other than a Group Executive or New Valley pursuant to SECTION 9.5) to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes unless an offer to purchase Notes on the same terms is made to all Primary Holders. The Company shall promptly cancel all Notes acquired by it or any Affiliate of the Company (other than a Group Executive or New Valley) pursuant to any payment, prepayment, redemption or purchase of Notes, and the Company and any of its Affiliates shall be prohibited from voting any Notes that it may hold prior to such cancellation. Vector shall cause the Company promptly to cancel all Notes acquired by it or any Affiliate of Vector pursuant to any payment, prepayment, redemption or purchase of Notes, and Vector and any of its Affiliates shall be prohibited from voting any Notes that it may hold prior to such cancellation. No Notes may be issued in substitution or exchange for any such Notes purchased by the Company, Vector or any of their respective Affiliates.

         7.6 ACCRETED VALUE.

         The term "ACCRETED VALUE" for any specified date means, with respect to the principal amount at maturity of any Note, the amount (rounded to the nearest cent) determined by multiplying the Applicable Accretion Percentage by such principal amount.

                  (i) The term "APPLICABLE ACCRETION PERCENTAGE" means: in the event that the Accreted Value is to be determined as of a date set forth on SCHEDULE C hereto (each a "MONTHLY ACCRUAL DATE"), the Applicable Accretion Percentage shall equal the percentage set forth on SCHEDULE C hereto for such Monthly Accrual Date;

                  (ii) in the event that the Accreted Value is to be determined as of a specified date other than a Monthly Accrual Date, the Applicable Accretion Percentage shall equal the sum of (a) the Applicable Accretion Percentage for the Monthly Accrual Date immediately preceding such specified date and (b) an amount equal to the product of (x) the Applicable Accretion Percentage for the immediately following Monthly Accrual Date LESS the Applicable Accretion Percentage for the immediately preceding Monthly Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Monthly Accrual Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 30; or

                  (iii) if the specified date occurs after the last Monthly Accrual Date, the Applicable Accretion Percentage will equal 100%.

         8. COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         8.1 PAYMENT OF NOTES.

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

         The Company shall pay interest on overdue principal at the rate borne by the Notes plus 2% and shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

         8.2 MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The Company hereby initially appoints United States Trust Company of New York as its office or agent for each of said purposes. The Company will give prompt written notice to the Holders of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Holders with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Company set forth in SECTION 19.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

         8.3 LIMITATIONS ON RESTRICTED PAYMENTS.

         At any time that the Company does not hold the Required Cash Holdings on the BGLS Balance Sheet, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate or Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment (other than regularly scheduled interest payments) on or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (including, without limitation, pay any amount owed under any guarantee of the obligations of another Person) (other than the Notes) that is subordinated to or pari passu with the Notes (unless, in the case of pari passu Indebtedness only, such purchase, redemption, defeasance, acquisition, or retirement is made, or offered (if applicable), pro rata with the Notes), except for any scheduled repayment or at the final maturity thereof; (iv) make any Restricted Investment, (v) pay any Expected Postretirement Benefit Obligations in excess of $1,000,000 in any Purchase Agreement Year or (vi) make any payment (including, without limitation, the payment of any Shadow Dividends), transfer any assets or provide any services in an Affiliated Transaction with Vector or any Affiliate of Vector (including, without limitation, any Unrestricted Subsidiary, but excluding the Company or a Restricted Subsidiary) or any Affiliated Senior Manager other than Permitted Vector Expenses in any Purchase Agreement Year in excess of the sum of
(x) $9,500,000 and (y) the amount of Excess Interest Income received during such Purchase Agreement Year (all such payments and other actions set forth in clauses (i) through (vi) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted
Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) the Leverage Ratio, after giving pro forma effect to such Restricted Payment, is less than (i) 2.25 to 1.00, if such Restricted Payment is to be made on or prior to June 30, 2002 and (ii) 2.00 to 1.00, if such Restricted Payment is to be made after June 30, 2002; and

         (c) either, at the election of the Company, (i) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries beginning on the first day of the most recent fiscal quarter commencing after the most recent Drop-Below Date (excluding Restricted Payments permitted below), is less than the sum of (x) 50% of the Consolidated Net Income (adjusted to exclude any amounts that are otherwise included in this CLAUSE (C)(I) to the extent there would be, and to avoid, any duplication in the crediting of any such amounts) of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the most recent Drop-Below Date to the end of the Company's most recently ended fiscal quarter thereafter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS (y) to the extent that any Restricted Investment that was made after the most recent Drop-Below Date is sold for cash or otherwise liquidated or repaid for cash, the amount of net proceeds received by the Company or a Restricted Subsidiary with respect to such Restricted Investment; or

         (ii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries, beginning on the first day of the Drop-Below Quarter (excluding Restricted Payments permitted below), is less than the sum of (x) 50% of the Consolidated Net Income (adjusted to exclude any amounts that are otherwise included in this CLAUSE (C)(II) to the extent there would be, and to avoid, any duplication in the crediting of any such amounts) of the Company for the period (taken as one accounting period) from the beginning of the Drop-Below Quarter to the end of the Company's most recently ended fiscal quarter thereafter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS (y) to the extent that any Restricted Investment that was made after the most recent Drop-Below Date is sold for cash or otherwise liquidated or repaid for cash, the amount of net proceeds received by the Company or a Restricted Subsidiary with respect to such Restricted Investment;

PROVIDED, HOWEVER, that when calculating the amount of the Restricted Payments that may be made subsequent to any Drop-Below Date, the Company shall elect whether to use CLAUSE (C)(I) or CLAUSE (C)(II) prior to or on the date that financial statements for the Drop-Below Quarter are delivered to the Holders pursuant to SECTION 8.9 and so indicate such election in an Officer's Certificate delivered to the Holders with such financial statements, and the Company shall use CLAUSE (C)(I) or CLAUSE (C)(II) to calculate the amount of permissible Restricted Payments as so elected until the next succeeding date on which the Company maintains the Required Cash Holdings on the BGLS Balance Sheet.

         The Company and its Restricted Subsidiaries shall be prohibited from making any Restricted Payments during any Black-Out Period. Within fifteen (15) days of the end of any fiscal quarter of the Company during which a Drop-Below Date occurs and Company does not have Required Cash Holdings on the BGLS Balance Sheet on the last day of such fiscal quarter, the Company shall deliver to each Holder an Officer's Certificate (i) acknowledging that the Company and its Restricted Subsidiaries may not make Restricted Payments except in compliance with the preceding paragraph until it once again maintains the Required Cash

Holdings on the BGLS Balance Sheet and (ii) warranting that no Restricted Payments were made during any Black-Out Period during such most-recently ended fiscal quarter.

         The foregoing provisions will not prohibit:

              (i) Permitted Payments; and

              (ii) payments permitted pursuant to SECTION 9.3(A).

         The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Holders) on the date of the Restricted Payment of the asset(s) proposed to be transferred or services proposed to be provided by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Company does not have the Required Cash Holdings on the BGLS Balance Sheet at the time of making any Restricted Payment, not later than the date of making any Restricted Payment, the Company shall deliver to the Holders an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this SECTION 8.3 were computed, which calculations may be based upon the Company's latest available financial statements.

         8.4 LIMITATION ON INDEBTEDNESS.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur Indebtedness other than Indebtedness owed to the Company or any Restricted Subsidiary, UNLESS on the date of the incurrence of such
Indebtedness:

                  (1) the Leverage Ratio is less than 2.50 to 1.00 after giving pro forma effect to the incurrence of such Indebtedness; and

                  (2) no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

         (b) The Company shall not guarantee the Indebtedness of any Unrestricted Subsidiary.

         (c) The Company shall not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Indebtedness.

         (d) The Company shall not permit Brooke Holding to incur any Indebtedness.

         (e) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Agreement, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP.

         8.5 LIMITATION ON TRANSACTIONS WITH AFFILIATES AND INVESTMENTS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to engage, directly or indirectly, in any Affiliated Transaction with an Affiliate of the Company EXCEPT (i) any direct payment to or reimbursement of Vector or any Affiliated Senior Manager by the Company or any of its Restricted Subsidiaries of Permitted Vector Expenses not exceeding in any Purchase Agreement Year the sum of (x) $9,500,000 and (y) the amount of Excess Interest Income received during such Purchase Agreement Year, (ii) as contemplated in SECTION 8.5(B) or (C), (iii) any transaction between any Restricted Subsidiaries and (iv) any transaction between the Company and any Restricted Subsidiary; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may enter into Affiliated Transactions with Unrestricted Subsidiaries so long as (I) the Company or such Restricted Subsidiary would be permitted to do so pursuant to SECTION 8.3, (II) such Affiliated Transaction is fair to the Company or such Restricted Subsidiary as the case may be from a financial point of view as evidenced by a resolution of the Board of Directors of the Company or such Restricted Subsidiary and (III) in the event the amount of such Affiliated Transaction is in excess of $3,000,000 the Company or such Restricted Subsidiary shall have received an opinion of a Designated Investment Bank that such Affiliated Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. The Company shall not permit any of its Unrestricted Subsidiaries to engage, directly or indirectly, in any Affiliated Transaction with a person controlled by the Company (other than (i) any Unrestricted Subsidiary or (ii) the Company or any Restricted Subsidiary to the extent permitted by the preceding sentence) unless the terms of such Affiliated Transaction are no less favorable to such Unrestricted Subsidiary, as the case may be, than would have been obtainable in an arms-length transaction with unrelated persons. The Company shall not, and shall not permit any Restricted Subsidiary to, engage, directly or indirectly, in any Affiliated Transaction with a person controlled by the Company (other than (i) another Restricted Subsidiary or the Company or (ii) an Unrestricted Subsidiary to extent permitted by the first sentence of this SECTION 8.5(A)). The Company shall not, and shall not permit any Restricted Subsidiary to make, directly or indirectly, an Investment in an Affiliate of the Company (other than the Company or another Restricted Subsidiary); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may make Investments in Unrestricted Subsidiaries to the extent permitted by SECTION 8.3.

         (b) So long as any Notes remain outstanding, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Affiliated Transaction with an Affiliated Senior Manager for consideration in excess of $100,000 in any Purchase Agreement Year (except as permitted by PARAGRAPH (A) above if such Affiliated Senior Manager had been an Affiliate of the Company or PARAGRAPH (c) below).

         (c) The foregoing PARAGRAPHS (A) and (b) shall not prevent (i) the Company from making Restricted Payments in accordance with SECTION 8.3; (ii) the Company and any of its Subsidiaries or Affiliates from entering into securities brokerage and securities underwriting transactions with subsidiaries of Ladenburg Thalmann Financial Services, Inc. ("LTFS") at such subsidiary's usual and customary rates and on usual and customary terms, so long as such rates and terms are in accordance with securities industry practice for comparable brokerage firms; (iii) any Disposition of Assets effected in compliance with
SECTION 10.1; (iv) payments of the type permitted pursuant to SECTION 9.3(A);
(v) guarantees of Indebtedness of Subsidiaries of the Company by Vector; (vi) Vector from making capital contributions to the Company and (vii) the incurrence of Indebtedness by the Company and any Restricted Subsidiary owing to any Unrestricted Subsidiary so long as such Indebtedness is incurred in accordance with SECTION 8.4 and the total cost of capital to the Company or such Restricted Subsidiary of such Indebtedness is less than 12% per annum; PROVIDED, HOWEVER, that the limitation contained in the foregoing CLAUSE (VII) on cost of capital to the Company or any Restricted Subsidiary shall be deemed not to include any Equity Interests in Vector or warrants for Equity Interests in Vector issued to an Unrestricted Subsidiary in connection with and as additional consideration for such Unrestricted Subsidiary extending such Indebtedness.

         (d) Nothing in this SECTION 8.5 or anywhere else in this Agreement shall be deemed to prohibit the payment of dividends, tax sharing payments or management fees from Liggett to Brooke Holding or from Brooke Holding to the Company.

         (e) The Company shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness owing to any Group Executive.

         (f) In the event that any aircraft owned by the Company or any Restricted Subsidiary is used by Vector or any Affiliate of Vector other than the Company or a Restricted Subsidiary, Vector or such Affiliate of Vector shall compensate the Company or such Restricted Subsidiary, as the case may be, for such use in an amount equal to the cost of such use.

         (g) Nothing in this Agreement shall be deemed to prohibit a merger between New Valley or a wholly owned Subsidiary of New Valley and Vector or a wholly owned Subsidiary of Vector; PROVIDED, HOWEVER, that such wholly owned subsidiary shall not be the Company or any successor to the Company pursuant to
SECTION 10.1.

         8.6 INVESTMENT COMPANY ACT.

         The Company shall not register as, or be required to register as, an "investment company" as defined under the Investment Company Act. The Company shall deliver to the Holders, within thirty (30) days after the date thereof, written notice of any event which, but for the provisions of Rule 3a-2 (or any successor rule) under the Investment Company Act, would have caused it to be deemed an "investment company" as defined in the Investment Company Act.

         8.7 LIMITATION ON LIENS.

         Except for (i) Liens arising under the Security Documents and (ii) Permitted Liens on Collateral other than Pledged Stock and Cash and cash equivalents, the Company shall not, and shall not permit any Subsidiary Pledgor to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any Collateral or any income or profits therefrom.

         8.8 NO VIOLATION OF THE MARGIN RULES.

                  The Company shall not, directly or indirectly, use the proceeds of the Notes to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         8.9 FINANCIAL REPORTS.

         The Company shall deliver to the Holders, within fifteen (15) days after it files with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, then it shall deliver to the Holders, within fifteen
(15) days after it would have been required to file with the SEC, financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by a firm of established national reputation reasonably satisfactory to the Majority Holders), comparable to that which it would have been required to include in such quarterly or annual reports, information, documents or other reports, as the case may be, if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

         So long as the Notes remain outstanding, the Company shall cause any annual reports to stockholders, containing audited consolidated financial statements, and any other financial reports furnished by the Company to stockholders and quarterly or other financial reports filed with the SEC and furnished by the Company to stockholders or proxy or information statements furnished to stockholders, to be delivered to the Holders (no later than 10 Business Days after the date such materials are mailed or made available to the stockholders) and will cause to be disclosed in such annual reports as of the date of the most recent financial statements in each such report the amount available for dividends and other payments pursuant to SECTION 8.3.

         So long as the Notes remain outstanding, the Company shall cause to be delivered to the Holders copies of (i) (A) consolidated audited annual financial statements prepared in accordance with GAAP of (w) Liggett, (x) VTUSA, (y) New Valley and (z) LTFS and (B) a calculation of the Leverage Ratio as of the last day of the Reference Period most recently ended which calculation shall set forth in detail how the numeric amount of the Leverage Ratio was derived, within one hundred five (105) days of close of the fiscal year of the Company, and (ii)
(A) consolidated quarterly financial statements prepared in accordance with GAAP of (w) Liggett, (x) VTUSA, (y) New Valley and (z) LTFS and (B) a calculation of the Leverage Ratio as of the last day of the Reference Period most recently ended which calculation shall set forth in reasonable detail how the numeric amount of the Leverage Ratio was derived, within sixty (60) days of the end of each of the first three fiscal quarters of each fiscal year of the Company. Concurrently with the delivery of the financial statements of Liggett and VTUSA required by the preceding sentence, the Company shall deliver to the Holders income statements for each brand of Liggett and VTUSA which income statements shall include the items for each brand set forth on EXHIBIT 8.9.

         All annual consolidated financial statements of the Company and its Subsidiaries shall be accompanied by a report thereon from PricewaterhouseCoopers or another firm of high established national reputation reasonably satisfactory to the Majority Holders.

         The Company shall provide to the Holders within 10 Business Days of delivery to the Holders the reports or financial statements referred to in the first paragraph of this SECTION 8.9, an Officers' Certificate setting forth for the fiscal quarter or fiscal year, as the case may be, covered by such reports or financial statements (i) the aggregate amount of all dividends paid by the Company, (ii) the estimated amount (reasonably determined) as of the last day of such fiscal year or quarter of net operating loss, capital loss and tax credit carryover ("TAX SHARING ATTRIBUTES") utilizable by each Subsidiary of the Company which is included in the VGR Group for purposes of determining the amount due under any tax sharing agreement or arrangement whether or not in writing, with respect to which any such Subsidiary may be required to make a payment, (iii) all Restricted Payments, to the extent not disclosed pursuant to clause (i) above, and, when the Company is not maintaining the Required Cash Holdings on the BGLS Balance Sheet, the sum of clause (c)(i) or (c)(ii), as applicable, in the first paragraph of SECTION 8.3, (iv) in the event that Vector is no longer required to file periodic reports with the SEC pursuant to the Exchange Act, all information relating to compensation and management and consulting fees paid to Group Executives required to be included in periodic reports filed by Vector with the SEC on the date hereof, (v) the computation of all payments in respect of tax sharing arrangements, (vi) the calculation of the Net Available Proceeds of all Company Asset Sales consummated in such fiscal quarter or fiscal year, (vii) a detailed schedule of the Indebtedness of the Company and the Restricted Subsidiaries (including, without limitation, any guarantees of the obligations of other Persons) which schedule shall include, without limitation, the principal amounts, interest rates, maturity dates, amortization schedule and all other material information about each type of Indebtedness listed and (viii) the balance of all Group Accounts as of the most recent date for which such information is available.

         The Company shall deliver to the Holders a schedule of the actual Tax Sharing Attributes of the Subsidiaries of the Company not later than fifteen
(15) days after the filing of the consolidated federal income tax return of the VGR Group.

         8.10 WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal or Accreted Value of or interest and Accreted Value Premium (if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

         8.11 [RESERVED.]

         8.12 COMPLIANCE WITH LAWS.

         The Company shall and shall cause each of its Subsidiaries to comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, states and municipalities, and of any Governmental or

Regulatory Authority, in respect of the conduct of its businesses and the ownership of its properties, except such as are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon the business, properties, operations, condition (financial or other) of the Company and the Subsidiaries taken as a whole and except for such noncompliances as will not in the aggregate have a Material Adverse Effect.

         8.13 EXISTENCE.

         Subject to SECTION 10, the Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and its rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         8.14 PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent (1) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary (including, without limitation, any taxes levied on, or in respect of, the Collateral) and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made.

         8.15 MAINTENANCE OF PROPERTIES.

         (a) The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this SECTION 8.15 shall prevent the Company from discontinuing the operation or maintenance of any of such properties, if such discontinuance is, in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and not disadvantageous in any material respect to the Holders.

         (b) The Company shall not substitute or exchange any Equity Interests of New Valley included in the Collateral for other Property other than in connection with any sale permitted by SECTION 8.5(G), SECTION 8.17(E) or SECTION 13.8.

         8.16 COMPLIANCE CERTIFICATE; INSPECTION RIGHTS.

         (a) The Company shall deliver to the Holders within ninety (90) days after the end of its fiscal year (which on the date hereof is the calendar year) an Officers' Certificate of the Company stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Agreement and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, during such preceding fiscal year it has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year. If such signers do know of such a Default or Event of Default, such certificates shall describe such Default or Event of Default and its status with particularity and the action the Company or the Subsidiary concerned is taking with respect thereto.

         The Company shall deliver to the Holders, forthwith upon becoming aware of (i) any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Agreement, (ii) any default under any other mortgage, indenture or instrument to which the Company or any Restricted Subsidiary is a party, which together with all other mortgages, indentures or instruments under which the Company or any Restricted Subsidiary is then in default, evidences Indebtedness in excess of $3,000,000 in the aggregate or
(iii) any Account Notice Event, an Officers' Certificate specifying with particularity such Default, Event of Default or default.

         (b) The Company shall permit the representatives of any Holder of
Notes:

                  (i) NO DEFAULT - if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and the Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (ii) DEFAULT - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and the Subsidiaries), all at such times and as often as may be requested.

         8.17 OWNERSHIP OF NV HOLDINGS; ADDITIONAL COVENANTS RELATING TO NV HOLDINGS.

         (a) So long as the Notes are outstanding, the Company shall continue to own all the Equity Interests of NV Holdings and any options, warrants or other rights to acquire such Equity Interests.

         (b) Subject to SECTION 8.5(G), the Company shall cause NV Holdings' sole function to be to hold Equity Interests and Investments in New Valley. The Company shall not permit NV Holdings to conduct any business activities other than to hold such Equity Interests, to make such payments and to conduct incidental activities required in order to oversee and manage its interests in New Valley permitted pursuant to this SECTION 8.17.

         (c) The Company shall not permit NV Holdings to incur any Indebtedness.

         (d) Except as contemplated by the NV Holdings Pledge Agreement, the Company shall not permit NV Holdings to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its assets, including, without limitation, the New Valley Assets, or any income or profits therefrom including any dividends and distributions received thereon or distributable with respect thereto, or interest therein.

         (e) Subject to SECTION 8.5(G), the Company shall not permit NV Holdings to make, directly or indirectly, any Investments in cash or by delivery of Property (x) in any Person, whether by the acquisition of Indebtedness or other obligation, security or Equity Interest, or by loan, advance, extension of credit or capital contribution, or otherwise, or (y) in any Property, except (i) purchases of Equity Interests in New Valley so long as such Equity Interests shall be pledged hereunder and under the Security Agreements or (ii) Investments in Publicly-held Companies to the extent received as a result of any dividend in kind, distribution, spin off, split up, corporate reorganization or similar transaction with respect to New Valley in which such Investment is received without the payment of further consideration by NV Holdings so long as such Investments shall be pledged hereunder and under the Security Agreements.

         (f) The Company shall not permit NV Holdings to (i) consolidate with or merge with or into any other Person, (ii) transfer (by lease, assignment, sale or otherwise) in a single transaction or through a series of transactions, all or substantially all of its properties and assets, as an entirety or substantially as an entirety, to another Person or group of Persons or (iii) adopt a Plan of Liquidation.

         8.18 RESTRICTIONS ON ISSUANCE OF ADDITIONAL EQUITY INTERESTS.

         (a) So long as any Notes remain outstanding, the Company shall not permit any Restricted Subsidiary to issue, directly or indirectly, any additional Equity Interests or options, warrants, convertible or exchangeable securities or other rights to acquire such Equity Interests to any Person other than the Company or a Restricted Subsidiary, except (other than in the case of Brooke Holding and VTUSA) for shares of non-voting, non-convertible, non-exchangeable preferred stock the issuance of which (i) would not at the time of issuance or thereafter cause such Subsidiary to cease to be a member of a hypothetical affiliated group for federal income tax purposes of which the Company is the parent and (ii) complies with PARAGRAPH (B) below.

         (b) So long as any Notes remain outstanding, the Company shall not permit any Liggett Subsidiary or Subsidiary of VTUSA to issue, directly or indirectly, any preferred stock unless (i) the cumulative liquidation preferences of all such preferred stock issuances is less than $10,000,000; (ii) such preferred stock has no right to participate with other Equity Interests in the sharing of the assets of the issuer after satisfaction of its stated liquidation preference; (iii) such preferred stock is not issued to any Group Executive or any other Vector Expanded Affiliate (other than the Company, any of its Subsidiaries or any officer or director of such Subsidiary who would not be a Vector Expanded Affiliate but for such status as an officer or director), (iv) the Board of Directors of such Subsidiary shall have determined that such transaction is fair to such Subsidiary from a financial point of view and (v) such Subsidiary shall have received an opinion from a Designated Investment Bank.

         8.19 OPINIONS, APPRAISALS, ETC.

         Whenever an opinion, appraisal or similar document (other than an Officers' Certificate) is required to be provided to the Holders or the Collateral Agent under this Agreement, any Security Agreement or otherwise in connection with a transaction contemplated hereby, the person providing such opinion, appraisal or similar document shall not be an Affiliate or Associate of the Company or any Group Executive or any other Vector Expanded Affiliate nor a person subject to an agreement to cause such person to become such an Affiliate or Associate or any other Vector Expanded Affiliate.

         8.20 OWNERSHIP OF RESTRICTED SUBSIDIARIES.

         Except as permitted under SECTION 8.18(A) and SECTION 13.8, the Company shall continue to own, directly or indirectly, all of the Equity Interests and any options, warrants or other rights to acquire such Equity Interests of the Restricted Subsidiaries, and such ownership shall be directly held by the Company (including, for the avoidance of doubt, any successor thereto under SECTION 10) in the case of Brooke Holding and VTUSA.

         8.21 GROUP ACCOUNTS.

         (a) All Cash and cash equivalents held or received by the Company and the Subsidiary Pledgors at any time shall be held in the Group Accounts. The Company shall cause any Cash and cash equivalents held at the end of any Business Day by the Subsidiary Pledgors in excess of the difference between (i) $500,000 and (ii) the amount of Cash and cash equivalents held in the BGLS Checking Account at the end of such Business Day to be transferred to the Company and placed in the Securities Account.

         (b) The aggregate balance of the Checking Accounts shall not exceed $500,000 at the end of any Business Day.

         (c) The Company shall not, and shall not permit any Subsidiary Pledgor to, establish or maintain any (i) "securities account" as defined in the Uniform

Commercial Code or (ii) any "deposit account" as defined in the Uniform Commercial Code other than the Group Accounts.

         (d) The Company shall keep only Cash and cash equivalents in the Securities Account.

         8.22 [RESERVED.]

         8.23 FISCAL YEAR.

         The Company will not, for purposes of determining compliance with this Agreement, change the last day of its fiscal year from December 31 of each year.

         8.24 OFFER TO PURCHASE UPON TRIGGERING ASSET SALE.

         Within thirty (30) days following the consummation of a Triggering Asset Sale, a Restricted Subsidiary Asset Sale if required by SECTION 8.29 or a Vector Equity Offering pursuant to SECTION 8.25, (the "AVAILABLE PROCEEDS OFFER DATE"), the Company shall make an offer to all Holders (an "AVAILABLE PROCEEDS OFFER") to apply the applicable Available Proceeds Offer Purchase Amount to the acquisition of Notes at a purchase price (the "AVAILABLE PROCEEDS OFFER PURCHASE PRICE") equal to (i) in the case of an Available Proceeds Purchase Date prior to May 14, 2003, 105% of the accreted value of the Notes to be purchased plus accrued interest to the Available Proceeds Purchase Date and (ii) in the case of an Available Proceeds Purchase Date on or after May 14, 2003, the redemption price payable if the Company were redeeming such Notes pursuant to SECTION 7.2(B), plus accrued interest to such Available Proceeds Purchase Date.

         The Company shall give the Holders notice that it is making an Available Proceeds Offer pursuant to this SECTION 8.24. Notice of an Available Proceeds Offer shall be mailed by the Company to all Holders not less than thirty (30) days nor more than sixty (60) days before the Available Proceeds Purchase Date. The Available Proceeds Offer shall remain open from the time of mailing until five (5) days before the Available Proceeds Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to accept the Available Proceeds Offer. The notice, which shall govern the terms of the Available Proceeds Offer, shall state:

                  (1) that the Available Proceeds Offer is being made pursuant to this SECTION 8.24;

                  (2) the aggregate principal amount of Notes for which the Available Proceeds Offer is being made, the amount of the interest that shall have accrued thereon to the Available Proceeds Purchase Date, the purchase price (including the amount of accrued interest) for the Notes, the Available Proceeds Offer Purchase Amount and the Available Proceeds Purchase Date;

                  (3) that any Note not purchased pursuant to the Available Proceeds Offer shall continue to accrue interest;

                  (4) that any Note accepted for payment and for which payment is made pursuant to the Available Proceeds Offer shall cease to accrue interest after the Available Proceeds Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Available Proceeds Offer shall be required to deliver the form entitled "Option of Holder to Elect Purchase" attached to the Note completed and duly executed, to the Company at the address specified in the notice at least five (5) days before the Available Proceeds Purchase Date;

                  (6) that Holders shall be entitled to withdraw their election if the Company receives, not later than five (5) days prior to the Available Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                  (7) (x) that if Holders have accepted the Available Proceeds Offer with respect to Notes in a principal amount in excess of the principal amount of Notes for which the Available Proceeds Offer is being made, the Company shall purchase such Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired) and (y) the procedures set forth in the second full succeeding paragraph of this SECTION 8.24; and

                  (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         Each such notice shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for the fiscal quarter of the Company ended immediately prior to the Available Proceeds Offer Date or, if such fiscal quarter ended less than forty-five (45) days prior to the Available Proceeds Offer Date in the case of the first three fiscal quarters or ninety (90) days prior to the Available Proceeds Offer Date in the case of the fourth fiscal quarter, for the preceding fiscal quarter. Notwithstanding the foregoing, if the Available Proceeds Offer Date is during the second fiscal quarter of the Company, such notice may include only a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year of the Company ending immediately prior to such Available Proceeds Offer Date.

         Each Holder accepting an Available Proceeds Offer (an "ACCEPTING HOLDER") may include in such notice of acceptance an agreement to have prepaid, in addition to the Available Proceeds Offer Purchase Amount allocable to each Note of such Holder, all or any part of the balance of the principal amount of each such Note, specifying the maximum principal amount of each such Note, which such Accepting Holder is willing to have prepaid. Upon receipt of all timely acceptances from Accepting Holders, the Company shall allocate that portion of the Available Proceeds Offer Purchase Amount that would have been allocated to the Holders who did not accept the Available Proceeds Offer among the Notes of

Accepting Holders in proportion to the respective Available Proceeds Offer Purchase Amount allocated to the Notes of Accepting Holders. If the portion of the Available Proceeds Offer Purchase Amount thus allocated to the Notes of an Accepting Holder would exceed the maximum principal amount of such Notes which such Accepting Holder has agreed to have prepaid, such excess shall be allocated among the Notes of Accepting Holders who have agreed to accept prepayments in an amount which still exceeds the amount of prepayments previously allocated to them pursuant to this paragraph in proportion to the respective Available Proceeds Offer Purchase Amount allocable to the Notes of such Accepting Holders; and such allocation shall be repeated as many times as shall be necessary until the Available Proceeds Offer Purchase Amount has been fully allocated or until it is no longer possible to allocate the Available Proceeds Offer Purchase Amount without exceeding the maximum principal amount of the Notes which all Accepting Holders respectively have agreed to have prepaid.

         Before 11:00 a.m., New York City time, on an Available Proceeds Purchase Date, the Company shall (i) deliver payment to each Holder, in U.S. Legal Tender, amounts sufficient to pay the Available Proceeds Purchase Price of all Notes or portions thereof held by such so accepted and (ii) deliver to each relevant Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered.

         An Available Proceeds Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, the requirements of Regulation 14E under the Exchange Act, any other tender offer rules under the Exchange Act and all other applicable Federal and state securities laws.

         8.25 OFFER TO PURCHASE UPON CHANGE OF CONTROL.

         In the event of a Change of Control, each Holder shall have the option to cause the Company to purchase the Notes held by such Holder in whole but not in part, at a price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the Accreted Value thereof, plus accrued interest to the date of purchase (which date shall be no less than twenty-five (25) Business Days and no more than fifty
(50) Business Days following the delivery of notice to the Holders of such Change of Control) (the "CHANGE OF CONTROL PURCHASE DATE"). Within five (5) Business Days after any Change of Control, the Company shall notify the Holders in writing (i) of such Change of Control and (ii) that each Holder has the option to cause the Company to repurchase the Notes owned by such Holder pursuant to this SECTION 8.25. Each Holder electing to have its Notes purchased pursuant to this SECTION 8.25 is required to deliver to the Company, no later than 5:00 p.m., New York City time, on the date that is five (5) Business Days prior to the Change of Control Purchase Date, the form attached to the Notes entitled "Option of Holder to Elect Purchase" completed and duly executed. Each Holder who elects to have its Notes purchased shall be entitled to revoke its election by delivering a written notice of such revocation to the Company prior to 5:00 p.m., New York City time, on the date that is five (5) Business Days prior to the Change of Control Purchase Date. To the extent permitted by law, such revocation shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase or any notice of revocation will be determined by the Company, which determination shall be final and binding.

         Before 11:00 a.m., New York City time, on a Change of Control Purchase Date, the Company shall deliver payment to each Holder, in U.S. Legal Tender in an amount sufficient to pay the Change of Control Purchase Price of all Notes owned by such Holder.

         Any offer by the Company to purchase Notes following a Change of Control shall be made in compliance with all applicable laws, including, without limitation, the requirements of Regulation 14E under the Exchange Act, any other tender offer rules under the Exchange Act and all other applicable Federal and state securities laws.

         As used herein, "CHANGE OF CONTROL" means Bennett S. LeBow (other than by his death or Incapacity) either (i) ceasing to control the Company (including, for the avoidance of doubt, any successor thereto under Section 10) or (ii) ceasing to be, together with his Immediate Family, the beneficial owner (as described in Rule 13d-3 under the Exchange Act) of at least 25% of Vector Voting Power; PROVIDED, HOWEVER, that Bennett S. LeBow, together with his Immediate Family, may be the beneficial owner of less than 25% of Vector Voting Power without causing a "Change of Control" if (x) his and his Immediate Family's collective beneficial ownership of Vector Voting Power falls below 25% as a result of a Vector Equity Offering and the dilution associated therewith after the date of this Agreement, and (y) the Company causes the Net Vector Offering Proceeds of such Vector Equity Offering to be used FIRST, to the extent that Vector or the Company elects (or is required by the terms of any Indebtedness of any Restricted Subsidiary), for the Retirement of Restricted Subsidiary Indebtedness, and, SECOND, in the event that Cumulative Net Remaining Proceeds then exceed $5,000,000, to redeem the Notes pursuant to an Available Proceeds Offer in accordance with SECTION 8.24. For the purposes of clause (i) of the preceding sentence, "control," when used with respect to any Person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         8.26 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Equity Interests or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                  (i) this Agreement and the Notes;

                  (ii) applicable law;

                  (iii) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

                  (iv) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices;

                  (v) purchase money obligations or Capitalized Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in CLAUSE (C) above only on the property so acquired;

                  (vi) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Agreement, PROVIDED, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Permitted Lien; or

                  (vii) any encumbrance or restriction pursuant to any Liggett Senior Credit Facility in effect on the date hereof and any encumbrance or restriction pursuant to any Liggett Senior Credit Facility entered into after the date hereof; PROVIDED, HOWEVER, that any encumbrance or restriction contained in any Liggett Senior Credit Facility entered into after the date hereof is no less favorable as a whole to the Holders of the Notes than the encumbrances and restrictions contained in any Liggett Senior Credit Facility in effect on the date hereof.

         8.27 RULE 144A INFORMATION.

         The Company shall (a) upon the request of any Holder make available the information necessary to permit sales pursuant to Rule 144A and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144A. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether they have complied with such information requirements.

         8.28 LIMITATION ON RESTRICTED SUBSIDIARY BUSINESS.

         The Company shall not permit any Restricted Subsidiary to engage in any business other than a Related Business.

         8.29 LIMITATION OF RESTRICTED SUBSIDIARY ASSET SALES.

         No Restricted Subsidiary may enter into any Restricted Subsidiary Asset Sale unless:

         (a) the Leverage Ratio would have been less than 2.00 to 1.00 for the Reference Period most recently ended had the contemplated Restricted Subsidiary Asset Sale occurred on the first day of such Reference Period;

         (b) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Subsidiary Asset Sale; and

         (c) the Board of Directors of such Restricted Subsidiary shall have determined that such Restricted Subsidiary Asset Sale is fair to such Restricted Subsidiary from a financial point of view;

PROVIDED, HOWEVER, that in the event that after giving pro forma effect to any Restricted Subsidiary Asset Sale, the Company would be in compliance with CLAUSES (B) and (c) above but not clause (a), the Company may still permit such Restricted Subsidiary Asset Sale if both (1) the Company causes the proceeds of such Restricted Subsidiary Asset Sale to be used, FIRST, to the extent that the Company elects (or is required by the terms of any Indebtedness of any Restricted Subsidiary), for the Retirement of Restricted Subsidiary Indebtedness, and, SECOND, in the event that Cumulative Net Remaining Proceeds then exceed $5,000,000, to redeem the Notes pursuant to an Available Proceeds Offer in accordance with SECTION 8.24 and (2) after giving pro forma effect to such Restricted Subsidiary Asset Sale, the Leverage Ratio is lower than it was prior to giving such pro forma effect.

         8.30 TOBACCO LITIGATION BONDS.

         In the event that the Company or a Restricted Subsidiary agrees to or becomes required to post a Tobacco Litigation Bond, the Company shall forthwith, and no later than one (1) Business Day thereafter, deliver an Officer's Certificate to each Holder setting forth the circumstances surrounding and the amount of such Tobacco Litigation Bond.

9. ADDITIONAL COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         9.1 VECTOR TOBACCO CREDIT FACILITY.

         (a) Vector hereby agrees that it shall not accept any payments from VTUSA or Vector Tobacco Ltd. pursuant to the Vector Tobacco Credit Facility. In the event that Vector receives any payments from any Person under the Vector Tobacco Credit Facility, it shall promptly transfer the full amount of such payments to the Company.

         (b) The Company shall cause VTUSA and Vector Tobacco Ltd. to make payments owed under the Vector Tobacco Credit Facility and any related documentation solely to the Company.

         9.2 [RESERVED.]

         9.3 TAX SHARING PAYMENTS.

         (a) (i)(A) Within one hundred twenty (120) days after the last day of each calendar year, the Company shall pay to Vector with respect to such calendar year, an amount equal to the sum of (x) The Tax Payment for such calendar year and (y) the Tax Audit Payment for such calendar year.

                  (1) The Tax Payment for a calendar year shall equal (x) the Tax Percentage for such calendar year multiplied by (y) Company Net Income for such calendar year, less Company Credits for such calendar year.

                  (2) The Tax Audit Payment for a calendar year shall equal (i) any amounts payable by Vector as common parent of the VGR Group or as equivalent agent with respect to state and local income tax returns in connection with any audit or equivalent proceeding with respect to federal, state or local income taxes of BGLS or any Subsidiary for any year beginning on or after January 1, 1996 (including any expenses of contesting such audits).

                           (B) Within fifteen (15) days prior to the last day of
                  each of the calendar quarters of the Company, the Company may make interest free advances to Vector in an amount not exceeding the Tax Payment for such quarter. The Tax Payment for such quarter shall equal an amount not exceeding the amount determined by multiplying the Tax Percentage for the calendar year of the Company in which such quarter ends by Company Group Net Income for such quarter as reasonably, and in good faith, determined by the Company (which determination for the last calendar quarter in each Purchase Agreement Year shall be made by a resolution of the Board of Directors of the Company) and deducting therefrom Company Credits, as reasonably, and in good faith, determined by the Company (which determination for the last calendar quarter in each Purchase Agreement Year shall be made by a resolution of the Board of Directors of the Company).

                           (C) Any advances with respect to a calendar year
                  under SECTION 9.3(A)(I)(B) above less than or equal to the amount determined for such calendar year under SECTION 9.3(A)(I)(A) above shall be considered forgiven and treated as a distribution to Vector. If the advances under SECTION 9.3(A)(I)(B) above exceed the amount determined under SECTION 9.3(A)(I)(A) above, the excess shall be repaid to the Company within fifteen (15) days of notice from the Company to Vector of such excess. Such notice shall be mailed by the Company no less than five (5) days after the filing of the federal income tax return of the Company for the relevant calendar year with the Internal Revenue Service.

                           (D) Upon ten (10) days' notice by Vector to BGLS
                  certifying that a Tax Audit Payment is payable by Vector, BGLS shall pay Vector the amount of such Tax Audit Payment.

                  (ii) Within ten (10) days prior to the due date of any actual tax payment by Vector with respect to any combined, consolidated or unitary state and/or local intangibles or net worth tax payable with respect to a combined, consolidated or unitary group which includes the Company, the Company may remit to Vector the amount of such tax so payable except to the extent such tax is attributable to Vector on a separate company basis.

         (b) Notwithstanding anything provided herein to the contrary, the Company shall not make any payment pursuant to SECTION 9.3(A)(I) hereof but excluding any payments referred to in SECTION 9.3(A)(II) hereof, unless immediately upon the receipt of any such payment Vector shall make or cause to be made the cash capital contributions or payments required under SECTION 9.4(B).

         9.4 TAX MATTERS.

         (a) Vector shall terminate any tax sharing agreement currently in place between it and NV Holdings. Vector shall not receive any payments with respect to federal, state and local income taxes of the Company and its Subsidiaries other than the payments provided for in SECTION 9.3 and any such payments payable to Vector by the Company or its Subsidiaries shall instead be paid to the Company.

         (b) Immediately upon the receipt of any, payments from BGLS pursuant to
SECTION 9.3(A)(I), Vector shall make a cash capital contribution to the Company in an amount equal to the excess of (i) the cumulative amount of any payments to Vector from the Company pursuant to SECTION 9.3(A) made on or after January 1, 2001 as reduced by any prior capital contributions from Vector pursuant to this
SECTION 9.4, over (ii) the sum of (x) aggregate Tax Audit Payments payable by Vector and (y) the cumulative amount of any federal income taxes (and, where the relevant payment includes an amount with respect to state or local income taxes determined on a consolidated or combined basis ("STATE COMBINED TAXES"), the amount of such State Combined Taxes) actually payable by Vector (and not refundable to Vector as the result of a loss carryback or otherwise) to the relevant taxing authority with respect to the periods beginning on or after January 1, 1996 through and including the period with respect to which such Tax Sharing Payment was made ("RELEVANT PERIODS") which are attributable to the Company Group under the principles set forth in Treasury Regulation Sections 1.1552-1(a)(1) and 1.1502-33(d)(2). The amount of the capital contributions required under this SECTION 9.4 with respect to any payment made by BGLS with respect to estimated tax liability ("ESTIMATED TAX PAYMENTS") shall be made on an estimated basis at the time such Estimated Tax Payments are made. To the extent such estimated capital contributions with respect to a taxable year exceed the amount of capital contributions determined to be required based on a complete taxable year, the Company shall pay to Vector the amount of such excess.

         (c) The Company shall not receive any payments with respect to federal, state and local taxes of the Company and the members of the Company Group expect as provided in this Section 9.4(c). The members of the Company Group (including the Company) shall pay to the Company in sufficient time to for the Company to make its payments to Vector pursuant to Sections 9.3 and 9.4 the amounts payable by the Company to Vector pursuant to such Sections. The amounts payable by the member of the Company Group (including the Company) to the Company shall be apportioned among such members (including the Company) under the principles set forth in Treasury Regulations Sections 1.1552-1(a)(1) and 1.1502-33(d)(2). If Vector makes any capital contributions to the Company pursuant to Section 9.4(b), the Company shall recompute the amounts apportionable to the members of the Company Group (including the Company) taking into account the net amount paid by the Company to Vector (i.e. the amount paid by the Company to Vector less the amount contributed by Vector to the Company) and applying the principles set forth in Treasury Regulations Sections 1.1552-l(a)(1) and 1.1502-33(d)(2). The Company shall then directly or indirectly contribute such amounts to the members of the Company Group so that the net amount paid by members of the Company (i.e. the amount paid by the members of the Company, as reduced by amounts contributed to such members or retained by the Company) are equal to the recomputed amounts apportionable to them.

         (d) In the event of a change of the obligor or a change in the position of the obligor within the VGR Group or of Vector ceasing to be the common parent of the VGR Group, Vector agrees to cause tax sharing agreements or arrangements to be entered into among members of the VGR Group (to the extent any such member is not prohibited from entering into such agreements or arrangements under the terms of any indenture or other debt agreement to which is it a party) so that
(i) the position of the obligor as to its payment with respect to its tax liability and that of its subsidiaries and the position of the common parent of the VGR Group as to its receipt of amounts with respect to such tax liability and (ii) the position of all direct and indirect subsidiaries of the obligor with respect to payments to the obligor is preserved in all material respects.

         (e) Whenever any payment is made by any corporation to the common parent on an estimated basis, the payment shall, to the extent not remitted to the appropriate taxing authority on the first business day following the day of receipt by the common parent, be immediately contributed by the common parent to the obligor hereunder.

         9.5 VOTING OF NOTES BY GROUP EXECUTIVES AND NEW VALLEY.

         Neither any Group Executive nor New Valley shall be permitted to vote any Notes that any of them may hold from time to time under any circumstances, including, without limitation, in the event of a bankruptcy of the Company. In the event of a bankruptcy of the Company, all Group Executives and New Valley shall be deemed to be an entity designated in 11 U.S.C. ss.1126(e) for purposes of determining acceptance of allowed claims pursuant to 11 U.S.C. ss.1126(c).

         9.6 TRANSFER OF COMPANY EQUITY INTERESTS

         Vector shall not sell, transfer, hypothecate, pledge, transfer or in any way dispose of any Equity Interest in the Company.

10. SUCCESSOR PERSON.

         10.1 MERGERS, CONSOLIDATIONS.

         The Company shall not (i) consolidate with or merge with or into any other Person, (ii) transfer (by lease, assignment, sale or otherwise) in a single transaction or through a series of transactions, all or substantially all of its properties and assets, as an entirety or substantially as an entirety, to another Person or group of affiliated persons (a "DISPOSITION OF ASSETS") or
(iii) adopt a Plan of Liquidation, unless:

                  (1) the Company shall be the continuing Person, or the Person (if other than the Company) (or, in the case of CLAUSE (II), one Person to which assets are transferred) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred or leased as an entirety or substantially as an entirety or pursuant to a Plan of Liquidation, shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Holders, in form satisfactory to the Holders, all the obligations of the Company under the Notes, this Agreement and the Security Agreements;

                  (2) the person (or, in the case of CLAUSE (II), one person to which assets are transferred, which person shall be the same person fulfilling the conditions set forth in CLAUSE (1)) formed by such consolidation or surviving such merger or to which the properties and assets of the Company, are transferred or leased as an entirety or substantially as an entirety or pursuant to a Plan of Liquidation shall have a Tangible Net Worth immediately after such transaction, equal to or greater than that of the Company, immediately preceding, and without giving effect to, such transaction;

                  (3) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (4) the Leverage Ratio shall not be greater than 2.00 to 1.00 for the Reference Period most recently ended had the contemplated transaction occurred on the first day of such Reference Period; and

                  (5) the Company shall have delivered to the Holders an Officers' Certificate of the Company and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental agreement comply with this SECTION 10 and that all conditions precedent herein provided relating to such transaction have been complied with.

         10.2 SUCCESSOR PERSON SUBSTITUTED.

         Upon any consolidation or merger, or any transfer or lease of assets of the Company in accordance with SECTION 10.1, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor person had been named as the Company herein. When a successor person assumes all of the obligations of the Company hereunder and under the Notes, except in the case of succession by lease, the Company shall be released from such obligations.

11. EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (1) the Company defaults in the payment of interest on any Notes when the same becomes due and payable and the default continues for a period of thirty (30) days;

                  (2) the Company defaults in the payment of the principal or Accreted Value of, or Accreted Value Premium on, any Notes when the same becomes due and payable at maturity, upon acceleration, upon redemption, pursuant to SECTION 7.2, 8.24 or 8.25 hereof or otherwise;

                  (3) any Document Party fails to comply with any of its other agreements contained in the Note Documents and the default continues for the period and after the notice specified below or any representation or warranty made by any Document Party in any Note Document shall have been untrue in any material respect when made;

                  (4) Vector, Research, New Valley, VTUSA, Brooke Overseas, Liggett, Brooke Holding, any Group Executive or any other Person, as applicable, fails to comply with (A) SECTION 7.5, 8.5, 8.25, 9.1, 9.3, 9.4, 9.5 or 9.6 or (B) its acknowledgment and undertaking under any Note Document, and the default continues for the period and after the notice specified below;

                  (5) an Other Obligation Payment Default or Other Obligation Acceleration Default shall have occurred; PROVIDED, HOWEVER, that an Other Obligation Payment Default and Other Obligation Acceleration Default shall not constitute an Event of Default unless, at such time, one or more Other Obligation Payment Defaults or Other Obligation Acceleration Defaults shall have occurred and be continuing with respect to Other BGLS Group Debt the outstanding principal amount of which exceeds in the aggregate $3,000,000;

                  (6) the Company, any Restricted Subsidiary, NV Holdings, New Valley or any New Valley Transferee pursuant to or within the meaning of any Bankruptcy Law (A) becomes insolvent, (B) fails generally to pay its debts as they become due, (C) admits in writing its inability to pay its debts generally as they become due, (D) commences a voluntary case or proceeding, (E) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (F) consents to or acquiesces to the appointment of a Custodian of it or for any part of its property, (G) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (H) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of it or for any part of its property, (I) makes a general assignment for the benefit of its creditors or (J) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; PROVIDED that no such event with respect to any New Valley Transferee referred to in this CLAUSE (6) shall constitute an "Event of Default" unless such event and all other such events with respect to any New Valley Transferee have a material adverse effect on the financial condition of New Valley and its subsidiaries taken as a whole;

                  (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any Restricted Subsidiary, NV Holdings, New Valley or any New Valley Transferee in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition of it, (B) appoint a Custodian of it or for any part of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company, any Restricted Subsidiary, NV Holdings, New Valley or any New Valley Transferee and such petition, application or proceeding is not dismissed within sixty (60) days; or any warrant of attachment is issued against any portion of the property of the Company, any Restricted Subsidiary, NV Holdings, New Valley or any New Valley Transferee which is not released within sixty (60) days of service; PROVIDED that no such event with respect to any New Valley Transferee referred to in this CLAUSE (7) shall constitute an "Event of Default" unless such event and all other such events with respect to any New Valley Transferee have a material adverse effect on the financial condition of New Valley and its subsidiaries taken as a whole;

                  (8) final judgments not covered by insurance for the payment of money which, in the case of any one of the Company, any Restricted Subsidiary, NV Holdings, New Valley or any New Valley Transferee considered individually or in the aggregate at any one time exceed $250,000 shall be rendered against the Company, any Restricted Subsidiary, NV Holdings, New Valley or any New Valley Transferee by a court of competent jurisdiction and shall remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of forty-five (45) days after such judgment becomes final and nonappealable and the default continues for the period and after the notice specified below; PROVIDED that no such judgment with respect to any New Valley Transferee referred to in this clause (8) shall constitute an "Event of Default" unless such default and all other such judgements with respect to any New Valley Transferee have a material adverse effect on the financial condition of New Valley and its subsidiaries taken as a whole; or

                  (9) (a) any of the Security Agreements or any provision thereof (i) shall cease to be in full force and effect in any material respect, (ii) shall cease to give the Collateral Agent on behalf of the Holders a valid and perfected Lien on the Collateral intended to be covered thereby or (iii) shall cease to be enforceable against the Company for any reason, (b) the repudiation by the Company of any of its obligations under the Security Agreements or (c) the Company shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the Security Agreements for a period of thirty (30) days after Company first becomes aware of the existence of such failure or ten (10) days after written notice thereof is delivered to Company by the Collateral Agent or any Holder of such failure (or such shorter period following such notice as may be required in any Security Agreement).

         The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         A Default under CLAUSE (3), (4) or (8) above (other than any Defaults under SECTIONS 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, the second paragraph of 8.16(A) and
10.1 of this Agreement, which Defaults shall be Events of Default without the notice or passage of time specified in this paragraph) is not an Event of Default until the Majority Holders notify the Company, or, in the case of a Default under said CLAUSE (4), any Group Executive or Vector (as applicable) and the Company, of the Default, and the Company does not cure the Default within thirty (30) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

12. REMEDIES ON DEFAULT, ETC.

         12.1 ACCELERATION.

         If an Event of Default (other than an Event of Default specified in SECTION 11(6) or (7) as a result of a case or proceeding in which the Company is the subject debtor) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company declare the Accreted Value and accrued interest to the date of acceleration on the Notes then outstanding (if not then due and payable) to be and become due and payable and, upon any such declaration, the same shall be and become due and payable. If an Event of Default specified in SECTION 11(6) or (7) as a result of a case or proceeding in which the Company is the subject debtor occurs, the Accreted Value and accrued interest on the Notes then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of any Holder. Except as otherwise provided in this Agreement, upon payment of the Accreted Value of and interest, together with any default interest, on the Notes all of the Company's obligations under the Notes and this Agreement shall terminate. The Majority Holders may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal or Accreted Value of, or Accreted Value Premium on, the Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, Accreted Value or Accreted Value Premium, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No rescission of an acceleration under the preceding sentence shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                  If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of any Group Executive, Vector, the Company or any Subsidiary with the intention of avoiding payment of the Accreted Value Premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to SECTION 7.2 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this

Agreement or in the Notes to the contrary notwithstanding. If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable to the extent permitted by law in an amount, for each twelve-month period beginning on May 14 of the years set forth below, (expressed as a percentage of the Accreted Value of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

       YEAR                                                 PERCENTAGE
       ----                                                 ----------

       2001....................................................105%
       2002....................................................105%
       2003....................................................103%
       2004....................................................102%
       2005 and thereafter.....................................100%


         12.2 OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 12.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 16, the Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. SECURITY INTEREST.

         13.1 PLEDGE AND SECURITY INTEREST.

         The Security Interest as now or hereafter in effect shall be held for the equal and ratable benefit and security of the Holders, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, and for the enforcement of the payment of principal of and interest on the Notes, in accordance with their terms.

         The Collateral shall consist of the Property described in and subject to the Lien of the Security Agreements. Prior to the issuance of the Notes, the Company will execute and deliver, file and record, all instruments and documents necessary to subject the Collateral to the Security Interest.

         The Company shall not, and shall not permit any of its Subsidiaries to, dispose of any of the Collateral except in accordance with this Agreement and the Security Agreements.

         So long as any Notes remain outstanding, the Company shall apply, and cause each Document Party to apply, the Net Available Proceeds of any sale of the Collateral in accordance with SECTION 8.24 of this Agreement.

         13.2 RELEASE OF COLLATERAL.

         The Security Interest in any Collateral shall automatically and without any action by the Collateral Agent or the Holders be released upon any sale of such Collateral by any Document Party pursuant to the terms of this Agreement and the Security Agreements.

         13.3 RELIANCE ON OPINION OF COUNSEL.

         The Collateral Agent shall, before taking any action under this SECTION 13 or the Security Agreements, be entitled to receive an Opinion of Counsel in form and substance satisfactory to the Collateral Agent, stating (a) the legal effect of such action, (b) the steps necessary to consummate the same and perfect the Collateral Agent's security interest with respect to the Collateral,
(c) that such action will not be in contravention of the provisions of this Agreement and (d) that such opinion shall be full protection to the Collateral Agent for any action taken or not taken in reliance thereon.

         13.4 PURCHASER MAY RELY.

         A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred or granted by the Collateral Agent as provided in this SECTION 13 or the Security Agreements may rely on the authority of the Collateral Agent to execute a transfer, grant or release, and shall not be bound to ascertain or inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see the application of the purchase price therefor.

         13.5 PAYMENT OF EXPENSES.

         On demand of the Collateral Agent, the Company forthwith shall pay, or satisfactorily provide for, all reasonable expenditures incurred by the Collateral Agent under this SECTION 13 and the Security Agreements, and all such sums shall be a Lien prior to the Notes upon the Collateral and shall be secured thereby.

         13.6 SUITS TO PROTECT THE COLLATERAL.

         To the extent permitted under the Security Agreements, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Agreements or this Agreement, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may reasonably be believed to be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or of the Collateral Agent.

         13.7 COLLATERAL AGENT'S DUTIES.

         The powers conferred upon the Collateral Agent by this SECTION 13 and the Security Agreements are solely to protect its interest and the interest of the Holders in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers except as expressly provided in this Agreement and the Security Agreements. The Collateral Agent shall be under no duty whatsoever to any Document Party to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against third parties except as expressly provided in this Agreement. The Collateral Agent shall not be liable to any Document Party for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Collateral Agent be under any duty to any Document Party to take any action whatsoever with regard thereto. The Collateral Agent shall have no duty to any Document Party to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Collateral Agent's rights in or to, any of the Collateral, except with regard to the safekeeping of any Collateral perfected by the Collateral Agent's possession thereof, and, with regard to such safekeeping, the Collateral Agent shall be liable only for any damages that result from its willful misconduct or gross negligence.

         13.8 SALE OF COLLATERAL.

         So long as (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result of any contemplated sale of Collateral and (ii) the Leverage Ratio would be less than 2.00 to 1.00 for the Reference Period most-recently ended after giving pro forma effect to any contemplated sale of Collateral, the Company may, or may permit any other Document Party to, sell, transfer or otherwise dispose of any of the Collateral (other than a Disposition of Assets effected in compliance with SECTION 10.1, PROVIDED that no such Collateral may be sold, transferred or otherwise disposed of, directly or indirectly to any Vector Expanded Affiliate (other than the Company or, in the case of any Equity Interests in New Valley, NV Holdings) and PROVIDED further that in the case of the Equity Interests of Liggett, Brooke Holding, Research, VTUSA or NV Holdings, no such Equity Interests shall be sold, transferred or otherwise disposed of unless (i) in the case of Liggett or Brooke Holding, all of such Equity Interests so held by the Company are sold as part of the same transaction or series of substantially contemporaneous related transactions,
(ii) any of the Designated Investment Banks has delivered an opinion to the Company that such transaction is fair to the Company (assuming for such purpose that the Company consists only of the Company and its Subsidiaries determined as of the date of the rendering of such opinion), (iii) such Equity Interests are sold only for Cash or cash equivalents and/or securities (such securities, "SECURITY PROCEEDS") and customary contract rights that are incidental to such securities or to the effectuation of the transaction, (iv) any Cash or cash equivalents received are deposited in a Company Account and (v) all Security Proceeds are pledged to the Collateral Agent pursuant to the Security Agreements; PROVIDED that no such Security Proceeds may be sold or otherwise transferred by the Company (A) to any Affiliate or (B) for any consideration except Cash or cash equivalents which shall be placed into a Company Account.

         13.9 DEALINGS WITH COLLATERAL.

         The Company shall, and shall cause each other Document Party to, only take action in respect of the Collateral in good faith and with due regard to the preservation of the value of the Collateral (including, without limitation, the sale, purchase and voting of the Collateral).

         13.10 ANNUAL REPORTS.

         On or within thirty (30) days before each anniversary of the date and execution and delivery of this Agreement, the Company shall furnish to the Collateral Agent and each Holder one or more Opinions of Counsel stating (1) what action has been taken with respect to the recording, registering, filing, re-recording, reregistering and re-filing of this Agreement and the Security Agreements and all necessary financing statements, notifications of secured transactions and other instruments as may be necessary to make effective and maintain the Security Interest contemplated hereby and thereby and reciting the details of such action (including the jurisdictions in which such actions were taken), or stating that no such action was required, and (2) what, if any, action of the foregoing character may reasonably be expected to become necessary during the next year to so maintain the Security Interest contemplated by this Agreement and the Security Agreements.

         13.11 SECURITIES ACCOUNT.

         (a) The Holders shall not instruct the Collateral Agent to deliver a Notice of Sole Control to the Securities Intermediary under the Account Control Agreement unless an Account Notice Event shall have occurred and be continuing; PROVIDED, HOWEVER, that if an Account Notice Event ceases to be continuing after the delivery of a Notice of Sole Control, each Holder shall promptly instruct the Collateral Agent to deliver a Notice of End of Sole Control upon such Holder's receiving an Officer's Certificate from the Company that such Account Notice Event has been cured as well as any evidence reasonably requested by such Holder that such Account Notice Event has been cured. The Company hereby acknowledges that the Majority Holders may instruct the Collateral Agent to deliver a Notice of Sole Control to the Securities Intermediary when an Account Notice Event has occurred and is continuing. Each Holder hereby acknowledges that the Majority Holders may instruct the Collateral Agent to deliver a Notice of End of Sole Control upon the Majority Holders receiving an Officer's Certificate from the Company that such Account Notice Event has been cured as well as evidence reasonably requested by the Majority Holders without regard to information requested by any other Holder that such Account Notice Event has been cured.

         (b) In the event that the Majority Holders instruct the Collateral Agent to deliver a Notice of Sole Control due to an Other Obligation Payment Default, the Holders, subject to SECTION 13.11(D) and SECTION 13.11(E), shall not instruct the Collateral Agent to take any further action with respect to the Securities Account (other than to protect the rights of the Company, the Collateral Agent and the Holders with respect thereto against outside parties) until (i) such Account Notice Event has been cured at which point the Holders shall instruct the Collateral Agent to deliver a Notice of End of Sole Control in accordance with SECTION 13.11(A) or (ii) five (5) Business Days after such Other Obligation Payment Default has become an Other Obligation Acceleration Default.

         (c) In the event that the Majority Holders instruct the Collateral Agent to deliver a Notice of Sole Control due to an Other Obligation Acceleration Default, the Holders, subject to SECTION 13.11(D) and SECTION 13.11(E), shall not instruct the Collateral Agent to take any further action with respect to the Securities Account (other than to protect the rights of the Company, the Collateral Agent and the Holders with respect thereto against outside parties) until five (5) Business Days after the Holders have instructed the Collateral Agent to deliver such Notice of Sole Control.

         (d) In the event that an Account Notice Event caused by an Other Obligation Payment Default or an Other Obligation Acceleration Default could be cured by the payment by the Company or a Restricted Subsidiary of an amount not to exceed $5,000,000, the Holders, upon the written request of the Company, shall instruct the Collateral Agent (i) to withdraw funds from the Securities Account equal to the amount necessary to cure such Account Notice Event and (ii) to deliver such funds to the Company in exchange for an Officer's Certificate from the Company certifying that the Company will cause such funds to be used to cure such Account Notice Event, and the Company shall use such funds to cure such Account Notice Event; PROVIDED, HOWEVER, that in the case of an Account Notice Event caused by an Other Obligation Acceleration Default, the Holders shall be under no obligation to instruct the Collateral Agent to deliver funds from the Securities Account to the Company to cure such Account Notice Event if the Company has not made a written request to the Holders to give such instruction to the Collateral Agent prior to the fifth (5th) Business Day after the Holders have instructed the Collateral Agent to deliver a Notice of Sole Control.

         (e) In the event that an Account Notice Event caused by an Other Obligation Payment Default or an Other Obligation Acceleration Default could be cured by the payment by the Company or a Restricted Subsidiary of an amount in excess of $5,000,000, the Holders, upon the written request of the Company, shall instruct the Collateral Agent (i) to withdraw funds from the Securities Account equal to the amount necessary to cure such Account Notice Event and (ii) to deliver such funds to the Company in exchange for an Officer's Certificate from the Company certifying that (x) the Company will cause such funds to be used to cure such Account Notice Event, and (y) after giving pro forma effect to the cure of such Account Notice Event, the Leverage Ratio would be less than
2.50 to 1.00, and the Company shall use such funds to cure such Account Notice Event; PROVIDED, HOWEVER, that the Holders shall be under no obligation to deliver a written instruction to the Collateral Agent pursuant to this SECTION 13.11(E) unless after giving pro forma effect to the cure of such Account Notice Event, the Leverage Ratio would be less than 2.50 to 1.00; and PROVIDED,

FURTHER, that in the case of an Account Notice Event caused by an Other Obligation Acceleration Default, the Holders shall be under no obligation to instruct the Collateral Agent to deliver funds from the Securities Account to the Company to cure such Account Notice Event if the Company has not made a written request to the Holders to give such instruction to the Collateral Agent prior to the fifth (5th) Business Day after the Holders have instructed the Collateral Agent to deliver a Notice of Sole Control.

         (f) In the event that the Majority Holders instruct the Collateral Agent to deliver a Notice of Sole Control due to a Non-Grace Period Covenant Acceleration Default, the Holders shall not instruct the Collateral Agent to take any further action with respect to the Securities Account (other than to protect the rights of the Company, the Collateral Agent and the Holders with respect thereto against outside parties) until five (5) Business Days after the Holders have instructed the Collateral Agent to deliver such Notice of Sole Control.

14. REGISTER OF NOTES; EXCHANGE AND SUBSTITUTION OF NOTES; LEGENDS.

         14.1 REGISTER OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

         14.2 TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note; PROVIDED, that in connection with any such transfer, the Holder requesting the transfer shall provide to the Company evidence reasonably satisfactory to the Company that the transfer is to a "qualified institutional buyer" or an "accredited investor," as such terms are defined in Rules 144A and 501, respectively, of the Securities Act, and the transfer is exempt from the registration requirements of the Securities Act and, if the transfer is to an entity or person other than a "qualified institutional buyer," the Company shall be provided with an opinion of counsel reasonably satisfactory to the Company that the transfer is so exempt from the registration requirements of the Securities Act. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of EXHIBIT A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 6.2.

         14.3 REPLACEMENT OF NOTES.

         Upon receipt by the Company of notice from any Holder of Notes of the loss, theft, destruction or mutilation of any Note, and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         14.4 LEGENDS ON NOTES.

         Each Note issued pursuant to this Agreement shall bear one or more legends in substantially the following form:

         "THIS NOTE HAS NOT BEEN registered under the Securities Act of 1933, as amended (the "Securities Act"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN maY be offered, sold, ASSIGNED, TRANSFERRED, pledged, ENCUMBERED or otherwise DISPOSED OF IN THE ABSENCE OF SUCH registration UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL, ASSIGN, TRANSFER OR OTHERWISE DISPOSE OF THIS NOTE, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY,
         (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

         INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THIS NOTE FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE REGISTRAR, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT."

15. PAYMENTS ON NOTES.

         15.1 PLACE OF PAYMENT.

         Subject to SECTION 15.2, payments of principal and Accreted Value of and interest and Accreted Value Premium (if any) on the Notes becoming due and payable on the Notes shall be made in New York, New York at the principal office of United States Trust Company of New York in such jurisdiction. The Company may at any time, by notice to each Holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         15.2 HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the Holder of any Note, and notwithstanding anything contained in SECTION 15.1 or in such Note to the contrary, the Company shall pay all sums becoming due on such Note for principal and Accreted Value of and interest and Accreted Value Premium (if any) on the Notes by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION
15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION 15.2. The Company will afford the benefits of this SECTION
15.2 to any Person that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 15.2.

16. EXPENSES, ETC.

         16.1 TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses incurred by you and each other Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Security Agreements or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs, expenses and fees of Milbank, Tweed, Hadley & McCloy LLP and, if reasonably required, local or other counsel; (b) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Note Document, or by reason of being a Holder of any Note; and (c) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other Holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         16.2 SURVIVAL.

         The obligations of the Company under this SECTION 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of each Note Document, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18. AMENDMENT AND WAIVER.

         18.1 WITH CONSENT OF HOLDERS.

         Subject to SECTION 18.4 and the consent of the Collateral Agent or any depositary bank if required under any Security Agreement, with the consent of the Majority Holders by written act of said holders delivered to the Company, the Company and the Majority Holders may amend or supplement this Agreement, the Security Agreements or the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Security Agreements or the Notes or of modifying in any manner the rights of the holders under this Agreement, the Security Agreements or the Notes. Subject to SECTION 18.4 and the consent of the Collateral Agent or any depositary bank if required under any Security Agreement, the Majority Holders may waive compliance by the Company with any provision of this Agreement, the Security Agreements or the Notes. Notwithstanding any of the above, however, no such amendment, supplement or waiver shall, without the consent of the holder of each outstanding Note affected thereby:

                  (i) reduce the percentage of outstanding principal amount of Notes whose holders must consent to an amendment, supplement or waiver of any provision of this Agreement, the Security Agreements or the Notes;

                  (ii) reduce the rate or extend the time for payment of interest on any Note;

                  (iii) reduce the principal amount or Accreted Value of any Note;

                  (iv) change the Maturity Date or alter the repayment provisions hereunder;

                  (v) waive a Default in the payment of the principal or Accreted Value of or interest or Accreted Value
         Premium, if any, with respect to any Note;

                  (vi) make any changes to SECTION 18.4 or this third sentence of this SECTION 18.1;

                  (vii) make any amendment, modification or supplement to any Note that is not offered to be made equally to all holders of Notes; or

                  (viii) make the principal or Accreted Value of or interest or Accreted Value Premium on any Note payable with anything other than U.S. Legal Tender.

         It shall not be necessary for the consent of the holders of Notes to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this SECTION 18.1 becomes effective, the Company shall mail to the holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         After an amendment, supplement or waiver under this SECTION 18.1 becomes effective, it shall bind each holder of Notes.

         18.2 REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder of Notes is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as such consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent holder may revoke the consent as to its Note or portion of its Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         18.3 NOTATION ON NOTES.

         If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company or require the Holder to put an appropriate notation on the Note. The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

         18.4 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of principal and Accreted Value or interest and Accreted Value Premium, if any, on the Notes or after the respective due dates expressed in this Agreement and in the Notes or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

19. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at their address set forth at the beginning hereof to the attention of the General Counsel, or at such other address as the Company shall have specified to the Holder of each Note in writing.

Notices under this SECTION 19 will be deemed given when actually received if sent by telecopy, upon the succeeding Business Day if sent by overnight courier and three (3) days after deposit in the US mail if sent by registered or certified mail.

20. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 20 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21. CONFIDENTIAL INFORMATION.

         For the purposes of this SECTION 21, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to you under SECTION 8.9 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 21, (iii) any other Holder of any Note, (iv) any Person to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 21), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
SECTION 21), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes or this Agreement; provided that in the case of clauses (w), (x) and (y), you shall promptly notify the Company of such proposed delivery of disclosure and cooperate with the Company so that they may seek an appropriate protection order or otherwise seek appropriate protection for the confidentiality of the Confidential Information. Each Holder of a Note, by its acceptance of a Note, shall be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder shall enter into an agreement with the Company embodying the provisions of this SECTION 21.

         In connection with any confidential information provided to the Holders pursuant to this Agreement, the Company shall use its best efforts to advise the Holders whether any information to be provided is likely to include material, non-public information with regard to any Publicly-held Company and afford the Holders an opportunity to elect not to receive any such material, non-public information in connection with the exercise of their rights under this Agreement.

22. MISCELLANEOUS.

         22.1 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Collateral Agent to take any action under any Note Document, the Company shall (i) for any actions taken pursuant to SECTION 13 furnish to the Collateral Agent and (ii) for any other actions taken under this Agreement, furnish at the request of the Collateral Agent:

                  (i) an Officers' Certificate (which shall include the statements set forth in SECTION 22.2) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel (which shall include the statements set forth in SECTION 22.2) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         22.2 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each Officers' Certificate of the Company and each Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary, to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on Officers' Certificates of the Company or certificates of public officials.

         22.3 THIRD PARTY BENEFICIARY.

         To the extent necessary to carry out its duties under the Security Agreements and to effect the purposes thereof, the Collateral Agent is hereby expressly made a third-party beneficiary of the provisions of this Agreement.

         22.4 SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

         22.5 PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal and Accreted Value of and interest and Accreted Value Premium (if any) on the Notes that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.6 SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.7 CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.8 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

         22.9 CAPTIONS.

         The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         22.10 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

         THIS AGREEMENT, THE NOTES AND ALL ISSUES HEREUNDER AND THEREUNDER, INCLUDING (WITHOUT LIMITATION) THE DETERMINATION OF THE MAXIMUM LAWFUL RATE OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED WITH RESPECT TO THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, ss.ss. 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NYCPLR 327(b). TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT,

ACTION OR PROCEEDING, WHETHER IN TORT, CONTRACT OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OTHER THAN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER TO ENFORCE ANY RIGHT OR EXERCISE ANY REMEDY UNDER THE SECURITY AGREEMENTS (COLLECTIVELY, "COLLATERAL ACTIONS"), AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING (OTHER THAN COLLATERAL ACTIONS) SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OR ITS AGENTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY OF ITS AFFILIATES IN ANY COLLATERAL ACTION IN ANY OTHER JURISDICTION.

                                     * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       BGLS INC.

                                       By:  /s/ RICHARD J. LAMPEN
                                            -----------------------------------
                                            Name:Richard J. Lampen
                                            Title: Executive Vice President

         The foregoing is hereby agreed to as of the date thereof.

                                TCW LEVERAGED INCOME TRUST, L.P.
                                By:    TCW Advisers (Bermuda), Ltd.
                                       as its General Partner

                                By:    /s/ DARRYL L. SCHALL
                                       -----------------------------------
                                Name:  Darryl L. Schall
                                       Title:     Managing Director

                                By:    TCW Investment Management Company
                                       as Investment Adviser

                                By:    /s/ MARK ATTANASIO
                                       -----------------------------------
                                       Name:  Mark Attanasio
                                       Title:

         The foregoing is hereby agreed to as of the date thereof.

                                       TCW LEVERAGED INCOME TRUST, II L.P.
                                       By:  TCW (LINC II), L.P.
                                                as its General Partner

                                       By:  TCW Advisers (Bermuda), Ltd.
                                                   its General Partner


                                       By:    /s/ DARRYL L. SCHALL
                                              ---------------------------------
                                       Name:  Darryl L. Schall
                                              Title: Managing Director

                                       By:  TCW Investment Management Company
                                                as Investment Adviser

                                       By:    /s/ MARK ATTANASIO
                                              ---------------------------------
                                              Name:  Mark Attanasio
                                              Title: Group Director

         The foregoing is hereby agreed to as of the date thereof.

                                 TCW LINC III CBO LTD.
                                 By:  TCW Investment Management Company
                                          as Collateral Manager

                                 By:    /s/ DARRYL L. SCHALL
                                        -----------------------------------
                                        Name:  Darryl L. Schall
                                        Title: Managing Director

                                 By:    /s/ MARK ATTANASIO
                                        -----------------------------------
                                        Name:  Mark Attanasio
                                        Title: Group Managing Director

         The foregoing is hereby agreed to as of the date thereof.

                                    POWRs 1997-2 (Participating Obligations
                                                 with Residuals 1997-2)

                                    By:  Citibank Global Asset Management
                                             Its Investment Advisor

                                    By:  TCW Asset Management Company
                                             Its Portfolio Manager

                                    By:  /s/ DARRYL L. SCHALL
                                         ------------------------------------
                                         Name: Darryl L. Schall
                                         Title: Managing Director

                                    By:  /s/ MARK ATTANASIO
                                         ------------------------------------
                                         Name: Mark Attanasio
                                         Title: Group Managing Director

         The foregoing is hereby agreed to as of the date thereof.

                                       Captiva II Finance Ltd.
                                       By: TCW Advisors, Inc.
                                                Its Financial Manager

                                       By: /s/ DARRYL L. SCHALL
                                           -----------------------------------
                                           Name: Darryl L. Schall
                                           Title: Managing Director

                                       By: /s/ MARK ATTANASIO
                                           -----------------------------------
                                           Name: Mark Attanasio
                                           Title: Group Managing Director

         The foregoing is hereby agreed to as of the date thereof.

                               AIMCO CDO, SERIES 2000-A
                               By:  Allstate Investment Management Company
                                        Its Collateral Manager

                               By:  TCW Asset Management Company
                                        Its Investment Advisor

                               By:    /s/ DARRYL L. SCHALL
                                      ---------------------------------
                                      Name:  Darryl L. Schall
                                      Title: Managing Director

                               By:    /s/ MARK ATTANASIO
                                      ---------------------------------
                                      Name:  Mark Attanasio
                                      Title: Group Managing Director

                                                                      SCHEDULE A

                        INFORMATION RELATING TO PURCHASER

                                                       PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                          NOTES TO BE PURCHASED
-----------------------------                          ---------------------

[NAME OF PURCHASER]                                         $

(1)      All payments by wire transfer
         of immediately available funds to:





         with sufficient information to
         identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

(3)      All other communications:

(4)      Address for Delivery of Notes:

                                                                      SCHEDULE B

                                  DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ACCEPTING HOLDER" is defined in SECTION 8.24.

                  "ACCOUNT CONTROL AGREEMENT" means the Account Control Agreement, substantially in the form of EXHIBIT B-2 among the Company, the Collateral Agent and Bank of America, as amended, modified and supplemented from time to time.

                  "ACCOUNT NOTICE EVENT" means (i) the Company defaults in payment of interest on any Notes when the same becomes due and payable and the default continues for a period of thirty (30) days, (ii) the Company defaults in the payment of the principal or Accreted Value of, or Accreted Value Premium on, any Notes when the same becomes due and payable at maturity or upon redemption, pursuant to SECTION 7.2, 8.24 or 8.25, (iii) a Non-Grace Period Covenant Acceleration Default shall have occurred and be continuing, (iv) an Other Obligation Payment Default or an Other Obligation Acceleration Default shall have occurred and be continuing, PROVIDED, however, that an Other Obligation Payment Default or Other Obligation Acceleration Default shall not constitute an Account Notice Event unless one or more Other Obligation Payment Defaults and Other Obligation Acceleration Defaults shall have occurred and be continuing with respect to Other BGLS Group Debt the outstanding principal amount of which exceeds in the aggregate $5,000,000, or (v) any Person (other than the Collateral Agent) shall have commenced the enforcement or foreclosure of any Lien of such Person on the Securities Account.

                  "ACCRETED VALUE" is defined in SECTION 7.6.

                  "ACCRETED VALUE PREMIUM" means the difference between (i) the percentage of Accreted Value at which a Note is to be purchased by the Company pursuant to SECTIONS 7.2, 8.24, and 8.25 and (ii) 100%.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  "AFFILIATED SENIOR MANAGER" means (i) any Vector Senior Manager, (ii) any spouse, descendant, parent, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any Vector Senior Manager, (iii) any trust created by any Vector Senior Manager or with regard to which any Vector Senior Manager serves as a trustee or co-trustee, (iv) any Affiliate of any of the foregoing and (v) any Person in which any one or more of the foregoing shall own more than a 10% economic interest or control more than 10% of the voting power; PROVIDED, HOWEVER, that the term "Affiliated Senior Manager" shall not include (a) the Company, (b) New Valley or (c) any Person controlled by the Company or New Valley if any one or more of the foregoing listed in clauses (i) through (v) above do not have more than a 10% economic interest or control more than 10% of the voting power in such Person, in each case other than through economic interests in or voting power in the Company or Vector.

                  "AFFILIATED TRANSACTION" means, with respect to any Person,
(x) any direct or indirect sale, issuance, lease, transfer, exchange, purchase or other disposition of securities, assets, property or services to or from, or any contract, agreement, understanding or other transaction or series of related transactions with or for the benefit of, or any payment, loan or advance to or for the benefit of, such Person and (y) any transaction or series of related transactions, whether monetary or non-monetary or otherwise in-kind, pursuant to, on account of or in connection with which such Person receives, obtains, or otherwise becomes entitled to, either immediately or in the future, any form of economic benefit, regardless of whether or not such Person provides any consideration therefor (including, without limitation, the payment of money, the transfer of property or rights, the waiver of claims or rights, or the forbearance from exercising rights, asserting claims or the like) and, in the case of a transaction or series of related transactions described in either of the foregoing CLAUSE (X) or (y), without regard to the fairness of the terms of such transaction or series of related transactions; PROVIDED, HOWEVER, that a transaction which benefits the Company or any of its Subsidiaries or New Valley generally shall not constitute an Affiliated Transaction with respect to any Affiliated Senior Manager or any other holder of Equity Interests in the Company for the foregoing purpose solely because it indirectly benefits such Affiliated Senior Manager or such other holder solely as a result of such Affiliated Senior Manager's or such other holder's direct or indirect ownership interests in the Company. With regard to CLAUSE (Y), which, as is the case with CLAUSE (X), is specifically intended to be construed as broadly as possible and without limiting the generality thereof, and by way of example only, a transaction would be an Affiliated Transaction between New Valley and an Affiliated Senior Manager if, in connection therewith, such Affiliated Senior Manager received (a) payment for a covenant not to compete, (b) payment for the cancellation of a claim against, or a right to receive assets or property from, New Valley, (c) payment for the cancellation of or amendment to a contract with New Valley, (d) payment with respect to employment with or consulting services provided to New Valley,
(e) a brokerage, investment banking or finders fee or (f) the right to purchase or acquire securities of, or assets or other property from, New Valley whether or not full value was to be paid therefor.

                  "AGREEMENT" means this Note Purchase Agreement.

                  "APPLICABLE ACCRETION PERCENTAGE" is defined in SECTION 7.6.

                  "ASSOCIATE" has the meaning provided in Rule 12b-2 promulgated by the SEC under the Exchange Act.

                  "AVAILABLE PROCEEDS OFFER" is defined in SECTION 8.24.

                  "AVAILABLE PROCEEDS OFFER DATE" is defined in SECTION 8.24.

                  "AVAILABLE PROCEEDS OFFER PURCHASE AMOUNT" means, with respect to any Available Proceeds Offer, an amount equal to (i) in the case of an Available Proceeds Offer pursuant to a Triggering Asset Sale, the Cumulative Net Available Proceeds calculating on the date of commencement of such Available Proceeds Offer and (ii) in the case of an Available Proceeds Offer pursuant to
SECTION 8.25 or 8.29, the difference between the proceeds of such Restricted Subsidiary Asset Sale and, the amount of Cumulative Net Remaining Proceeds.

                  "AVAILABLE PROCEEDS OFFER PURCHASE PRICE" is defined in
SECTION 8.24.

                  "AVAILABLE PROCEEDS PURCHASE DATE" means any date on which Notes are purchased pursuant to an Available Proceeds Offer.

                  "AVERAGE WEEKLY CASH BALANCE" means, for any period, the average weekly balance of Cash and cash equivalents held by the Company.

                  "BANK OF AMERICA" means Bank of America, N.A.

                  "BANKRUPTCY LAW" is defined in SECTION 11.

                  "BGLS ALLOCABLE AMOUNT" is defined in SECTION 9.3(A)(I)(A).

                  "BGLS BALANCE SHEET" means the balance sheet of the Company without consolidation with any other Person.

                  "BGLS CHECKING ACCOUNT" means Account #01596108029 of the Company at Bank of America.

                  "BGLS PLEDGE AGREEMENT" means a Pledge and Security Agreement substantially in the form of EXHIBIT B-1, between the Company and the Collateral Agent for the benefit of the Holders, as amended, modified or supplemented from time to time.

                  "BLACK-OUT PERIOD" means any period commencing on any Drop-Below Date and ending on the earlier of (i) next date on which the Company holds the Required Cash Holdings on the BGLS Balance Sheet and (ii) the first day of the next succeeding fiscal quarter of the Company.

                  "BROOKE HOLDING" means Brooke Group Holding Inc., a Delaware corporation, or any successor thereto.

                  "BROOKE HOLDING CHECKING ACCOUNT" means Account #03751459059 of Brooke Holding at Bank of America.

                  "BROOKE HOLDING PLEDGE AGREEMENT" means a Pledge and Security Agreement substantially in the form of EXHIBIT D, between Brooke Holding and the Collateral Agent for the benefit of the Holders, as amended, modified or supplemented from time to time.

                  "BROOKE OVERSEAS" means Brooke (Overseas) Ltd., a Delaware corporation, and any successor thereto.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in (i) New York City, New York or (ii) solely with respect to the Checking Accounts, the jurisdiction in which the Checking Accounts are located are required or authorized to be closed.

                  "CAPITALIZED LEASE OBLIGATION" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "CASH OR CASH EQUIVALENTS" means (i) U.S. Legal Tender or direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America or agencies thereof for the timely payment of which obligation or guarantee the full faith and credit of the United States of America or such agency is pledged, (ii) investments in commercial paper or master notes maturing within two hundred seventy (270) days from the date of acquisition thereof and having (or the issuer thereof having), at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Rating Group or from Moody's Investors Service, Inc., (iii) investments in certificates of deposit, banker's acceptances, time deposits or "late cash" deposits/funding agreements maturing or puttable to the issuer thereof within one hundred eighty
(180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of, or licensed to conduct a banking or trust business in, the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 whose long-term debt is rated at least "A" or the equivalent thereof by both Standard & Poor's Rating Group and Moody's Investors Service, Inc; (iv) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above, and (v) investments in Nations Funds Cash Reserves Money Market Mutual Fund.

                  "CHANGE OF CONTROL" is defined in SECTION 8.25.

                  "CHANGE OF CONTROL PURCHASE DATE" is defined in SECTION 8.25.

                  "CHANGE OF CONTROL PURCHASE PRICE" is defined in SECTION 8.25.

                  "CHECKING ACCOUNTS" means the BGLS Checking Account, the Brooke Holding Checking Account and the NV Holdings Checking Account.

                  "CLOSING" is defined in SECTION 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COLLATERAL" means the Property described in, or from time to time subject to the Lien of, the Security Agreements.

                  "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement, substantially in the form of EXHIBIT E, by and among the Purchasers, the Collateral Agent and the Document Parties as amended, modified and supplemented from time to time.

                  "COLLATERAL AGENT" means United States Trust Company of New York, solely in its capacity as Collateral Agent under the Collateral Agency Agreement and the Security Agreements.

                  "COMPANY" means BGLS, Inc., or any successor(s) thereto that shall have become such in the manner prescribed in SECTION 10.2.

                  "COMPANY ACCOUNT" means, collectively, the BGLS Checking Account and the Securities Account.

                  "COMPANY ASSET SALE" means (i) any conveyance, sale, transfer, assignment or other disposition of any Collateral or (ii) any conveyance, sale, transfer, assignment or other disposition of all or substantially all of the assets of Liggett, Research or VTUSA; PROVIDED that "Company Asset Sale" shall not include any Disposition of Assets effected in compliance with SECTION 10.1.

                  "COMPANY GROUP" means the Company and its Subsidiaries which would be eligible to join in a consolidated federal (and where applicable, consolidated or combined state or local) income tax return with the Company.

                  "COMPANY GROUP CREDITS" means credits against tax liability available to the Company in the relevant period under the Code.

                  "COMPANY NET INCOME" means the taxable income of the Company (including capital gains and capital losses, but as to capital losses, only to the extent they do not exceed capital gains for the relevant period) determined as if the Company had filed a separate consolidated or combined income tax return with respect to the relevant calendar quarter with, for federal income taxes purposes, the Company as common parent or year, as the case may be, based on the amounts that would be, or would be estimated to be, reported on the federal income tax return of the Company for the relevant calendar year and adjusted under the principles set forth in Treasury Regulation Section 1.1552-1(a)(2)(ii) (and computed without regard to any the Company net operating loss carryforwards).

                  "CONFIDENTIAL INFORMATION" is defined in SECTION 21.

                  "CONSOLIDATED EBITDA" means, with respect to the Company for any period, without duplication, Consolidated Net Income of the Company for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) Consolidated Income Taxes, (b) Consolidated Interest Expense, (c) consolidated depreciation expense of the Company and its Restricted Subsidiaries, (d) consolidated amortization of intangibles (including, but not limited to, goodwill) of the Company and its Restricted Subsidiaries and (e) any other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (x) interest income; PROVIDED, HOWEVER, that in the event the Company holds on the BGLS Balance Sheet an Average Weekly Cash Balance in excess of $50,000,000 for such period, the Company shall not be required to exclude Excess Interest Income, (y) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such periods, gains on the sales of assets outside of the ordinary course of business) and (z) any other non-cash income except the amount of any non-cash charge to Consolidated Net Income for a Tobacco Litigation Expense which non-cash charge is later reversed, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries. For the purposes of calculating Consolidated EBITDA for any Reference Period (i) if at any time during such Reference Period the Company or one of its Restricted Subsidiaries shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period, the Company or one of its Restricted Subsidiaries shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the voting Equity Interests of a Person and (b) involves the payment of consideration by the Company and its Restricted Subsidiaries in excess of $1,000,000; and "Material Disposition" means any disposition of property or series of related dispositions of property (whether by lease, assignment, sale or otherwise) that yields gross proceeds to the Company or any of its Restricted Subsidiaries in excess of $1,000,000.

                  "CONSOLIDATED INCOME TAXES" means, with respect to the Company for any period, taxes imposed upon the Company or other payments required to be made by the Company by any Governmental or Regulatory Authority which taxes or other payments are calculated by reference to the income or profits of the Company or the Company and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any Governmental or Regulatory Authority.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, the total interest expense of the Company and the Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)      interest expense attributable to Capitalized Lease Obligations;

(2)      amortization of debt discount and debt issuance cost;

(3)      accrued interest;

(4)      non-cash interest expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

(6) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person;

(7) net costs associated with Interest Swaps and Hedging Obligations (including amortization of fees);

(8) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period;

(9) the product of (a) all dividends paid in Cash or cash equivalents or Indebtedness or accrued during such period on any Disqualified Equity Interests of the Company or on preferred stock of its Restricted Subsidiaries payable to a party other than the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, sate, provincial and local statutory tax rate of the Company, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Swaps and Hedging Obligations.

                  "CONSOLIDATED NET INCOME" of the Company means, without duplication, for any period, the after-tax net income (loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted by excluding therefrom (a) net extraordinary gains or net extraordinary losses, as the case may be, of the Company and its Restricted Subsidiaries during such period, (b) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets (other than in the ordinary course of business) by the Company and its Restricted Subsidiaries during such period, (c) the income (or loss) of any other Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its subsidiaries by such other Person during such period, (d) net income of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior the date of combination, (e) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement (including any shareholder agreement), instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary (except to the extent of the amount of cash dividends or distributions to the Company or other Restricted Subsidiaries (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause (e)) from such Restricted Subsidiary during such period) and (f) the amount of any Shadow Dividends (but only to the extent such Shadow Dividends are counted as an expense); PROVIDED, HOWEVER, that (1) the amount of any Tobacco Litigation Bond of the Company or any Restricted Subsidiary deemed non-refundable or forfeited shall be expensed against Consolidated Net Income on the date that such amount is deemed non-refundable or forfeited; (2) to the extent that the amount of an appealable judgment for which a Tobacco Litigation Bond has been posted is counted as a charge against net income of the Company or a Restricted Subsidiary in accordance with GAAP, the amount of such charge shall be added back when calculating Consolidated Net Income; (3) to the extent that the present value of any Tobacco Claim Obligation not immediately due and payable is counted as a charge against net income in accordance with GAAP, the amount of such charge shall be added back when calculating Consolidated Net Income; and (4) any payment in respect of a Tobacco Claim Obligation shall be expensed against Consolidated Net Income on the date that such payment is made, except that the forfeiture of a Tobacco Litigation Bond in satisfaction of all or a portion a Tobacco Claim Obligation shall be expensed in the amount forfeited in accordance with clause (1) of this proviso rather than this clause
(4).

                  "CUMULATIVE NET AVAILABLE PROCEEDS" means, at any time of determination, the sum of (i) the Net Available Proceeds received by the Company and its Subsidiaries with respect to all Company Asset Sales consummated since
(x) the Available Proceeds Offer caused by a Company Asset Sale immediately preceding such time of determination or (y) if no Available Proceeds Offer Date caused by a Company Asset Sale shall have occurred, the date hereof PLUS (ii) all amounts deemed to be Net Available Proceeds since the Available Proceeds Offer Date caused by a Company Asset Sale immediately preceding such time of determination pursuant to CLAUSE (A) or (B) of the second proviso in the definition of "Net Available Proceeds".

                  "CUMULATIVE NET REMAINING PROCEEDS" means, at any time of determination, the sum of (i) the Net Available Proceeds and Net Vector Offering Proceeds received by the Vector, Company and its Subsidiaries with respect to all Restricted Subsidiary Asset Sales and Vector Equity Offerings consummated since (x) the Available Proceeds Offer caused by SECTION 8.25 or 8.29 immediately preceding such time of determination or (y) if no Available Proceeds Offer Date caused by SECTION 8.25 and 8.29 shall have occurred, the date hereof PLUS (ii) all amounts deemed to be Net Available Proceeds since the Available Proceeds Offer Date caused by SECTION 8.25 or 8.29 immediately preceding such time of determination pursuant to CLAUSE (A) or (b) of the second proviso in the definition of "Net Available Proceeds" MINUS, all amounts of such Net Available Proceeds and Net Vector Offering Proceeds used for Retirement of Restricted Subsidiary Indebtedness since the last Available Proceeds Offer Date caused by
SECTION 8.25 or 8.29.

                  "CUSTODIAN" is defined in SECTION 11.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DESIGNATED INVESTMENT BANK" means any of the following:
Deutsche Banc Alex. Brown Inc., Bear Stearns Securities Corp., Morgan Chase Securities, Inc., CIBC World Markets, Credit Suisse First Boston, Warburg Dillon Read, Goldman Sachs Group, Inc., Chase H&Q, J.P. Morgan Chase, Lazard LLC,

Lehman Brothers Holdings Inc., Merrill Lynch & Co., Banc of America Securities LLC, Morgan Stanley Dean Witter & Co., Prudential Securities Incorporated, Salomon Smith Barney Holdings, UBS Warburg, Duff & Phelps, Jefferies & Company, Inc. and Houlihan Lokey Howard & Zukin.

                  "DISPOSITION OF ASSETS" is defined in SECTION 10.1.

                  "DISQUALIFIED EQUITY INTEREST" means any Equity Interest of a Person that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event would be, required to be redeemed or retired, or at the option of the holder, repurchased, in whole or in part by such person or any subsidiary of such person, or has, or upon the happening of an event would have, a redemption or similar payment due, on or prior to the date that is ninety-one (91) days after the Maturity Date.

                  "DOCUMENT PARTY" means the Company, NV Holdings, Brooke Holding and Vector.

                  "DROP-BELOW DATE" means any date on which the Cash and cash equivalents held by the Company drops below the Required Cash Holdings on the BGLS Balance Sheet.

                  "DROP-BELOW QUARTER" means any fiscal quarter of the Company during which a Drop-Below Date occurs and subsequent to such Drop-Below Date the Company fails to maintain the Required Cash Holdings on the BGLS Balance Sheet at any time from such Drop-Below date until the end of such fiscal quarter.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "EQUITYHOLDERS' EQUITY" means at any date with respect to any Person the amount of consolidated stockholders' equity (deficit) or partners' capital (excluding stockholders' equity or partners' capital attributable to Disqualified Equity Interests of such Person) that would appear on the balance sheet of such person at such date, in accordance with GAAP.

                  "EQUITY INTERESTS" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into corporate stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

                  "EQUITY OFFERING" means an offering of common stock of the Company of an amount of not less than $5,000,000.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "ESTIMATED TAX PAYMENTS" is defined in SECTION 9.4(B).

                  "EVENT OF DEFAULT" is defined in SECTION 11.

                  "EXCESS INTEREST INCOME" means the product of (i) a fraction the (x) numerator of which is the difference (if positive) between (A) the Average Weekly Cash Balance for a Reference Period and (B) $50,000,000 and (y) the denominator of which is the Average Weekly Cash Balance for such Reference Period and (ii) the amount of interest income earned by the Company on Cash and cash equivalents that it holds during such Reference Period.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXPECTED POSTRETIREMENT BENEFIT OBLIGATION" means any expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standard Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries.

                  "FISCAL YEAR" means the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision or of any foreign country or political subdivision thereof.

                  "GROUP ACCOUNTS" means the Securities Account and the Checking Accounts.

                  "GROUP EXECUTIVE" means (i) any Affiliated Senior Manager or
(ii) as of the date hereof, any chairman of the Board, president, chief executive officer, chief operating officer, executive vice president, vice president, treasurer, assistant treasurer, secretary, assistant secretary and any other senior officer of or person performing similar functions on behalf of the Company or any Restricted Subsidiary and any successor of any of the foregoing.

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to SECTION 14.1.

                  "IMMEDIATE FAMILY" means an individual Person's current spouse, parents, grandparents, siblings, children, children's spouses, grandchildren or grandchildren's spouses or any trusts, estates or partnerships for the benefit of or controlled by any of the foregoing.

                  "INCAPACITY" means the inability to perform fully the duties of an individual's office, which inability has continued for ninety (90) consecutive days.

                  "INDEBTEDNESS" of any Person means, without duplication,

                  (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, or (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

                  (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

                  (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

                  (d) all outstanding and unsatisfied Tobacco Claim Obligations;

                  (e) the amount of any Tobacco Litigation Bond of such Person to the extent such Person has not incurred "Indebtedness" pursuant to clauses (a), (b), (c), (d), (f), (g) or (h) of this definition of "Indebtedness" in order to obtain or procure the funds necessary to post such Tobacco Litigation Bond; PROVIDED, HOWEVER, that if at any time all or a portion of a Tobacco Litigation Bond has been (i) deemed non-refundable or is otherwise forfeited by such Person or (ii) is released or returned to such Person, the amount of such Tobacco Litigation Bond described the foregoing clauses (i) and (ii) shall cease to be "Indebtedness";

                  (f) all liabilities and obligations of others of the kind described in the preceding clause (a), (b), (c) or (d) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

                  (g) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or (e), or this clause
         (f), whether or not between or among the same parties; and

                  (h) all Disqualified Equity Interests of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Equity Interests.

                  The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than thirty (30) days past due, in the case of any other Indebtedness.

                  "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any agreement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

                  "INVESTMENT" means, for any Person, any loan, advance, stock purchase, capital contribution, or other investment by such Person in any other Person and includes any other direct or indirect investment of any kind (including, without limitation, guarantees of indebtedness, provisions of letters of credit and other similar items).

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

                  "LEVERAGE RATIO" means, as at any date, the ratio of (a) the sum of (i) the aggregate outstanding Indebtedness of the Company and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP and (ii) to the extent not included in the foregoing clause

(i), the amount of any Indebtedness of another Person (other than the Company or a Restricted Subsidiary) that is (A) guaranteed by the Company or a Restricted Subsidiary or (B) secured by a Lien on the assets of the Company or a Restricted Subsidiary to (b) the Company's Consolidated EBITDA for the Reference Period most recently ended.

                  "LIEN" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "LIGGETT" means Liggett Group Inc., a Delaware corporation, and any successor thereto.

                  "LIGGETT SENIOR CREDIT FACILITY" means, with respect to any Liggett Subsidiary, one or more debt facilities or commercial paper facilities in an aggregate amount not to exceed $50,000,000 with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original credit facility or any other credit or other agreement or indenture); PROVIDED, HOWEVER, no more than $10,000,000 of Indebtedness under any Liggett Senior Credit Facility may be in the form of term loans.

                  "LIGGETT SUBSIDIARY" means any of Liggett or any Subsidiary of Liggett.

                  "LTFS" is defined in SECTION 8.5(C).

                  "MAJORITY HOLDERS" means (i) prior to the Closing, the TCW Funds, (ii) at any time that the TCW Funds hold 25% or more of the aggregate principal amount of the Notes outstanding at such time, the TCW Funds and (iii) at any time that the TCW Funds hold less than 25% of the aggregate principal amount of the Notes outstanding at such time, the holders of Notes holding not less than a majority in the aggregate principal amount of all Notes outstanding at the time held by all holders (other than the Company and its Affiliates) of Notes.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

                  "MASTER SETTLEMENT AGREEMENT" means (i) that Master Settlement Agreement between Settling States (as defined therein including the states and territories of Alabama, Alaska, American Samoa, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Guam, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Northern Mariana Islands, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Tennessee, Utah, Vermont, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin, Wyoming) and Participating Manufacturers

(as defined therein including Philip Morris Inc., RJ Reynolds Inc., Brown & Williamson Tobacco Corporation, Lorillard Tobacco Company and Liggett Group Inc.) and signatories thereto, dated November of 1998, as modified, amended or supplemented; PROVIDED, that any such modification, amendment or supplement does not materially increase the obligations of any Liggett Subsidiary and (ii) similar agreements between any Liggett Subsidiary and any of the states of Florida, Mississippi, Minnesota and Texas that do not provide for payments by the Liggett Subsidiaries in excess of the product of (i) $500,000 and (ii) the sum of (A) the number of whole Purchase Agreement Years elapsed between the date hereof and the date of any such calculation and (B) one (1).

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, net worth or properties of the Company and the Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, prospects, net worth, assets or properties of the Company and the Subsidiaries taken as a whole, or (b) the ability of any Document Party to perform its respective obligations under this Agreement, the Security Agreements and the Notes or (c) the validity or enforceability of this Agreement, the Security Agreements or the Notes.

                  "MATURITY DATE" is defined in SECTION 7.1.

                  "MONTHLY ACCRUAL DATE" is defined in SECTION 7.6.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NET AVAILABLE PROCEEDS" means, with respect to any Company Asset Sale or Restricted Subsidiary Asset Sale, the aggregate amount of all cash and the fair market value (which, for this purpose, shall mean the sale value of the Property conveyed, sold, transferred, assigned or otherwise disposed of in such Company Asset Sale or Restricted Subsidiary Asset Sale which could be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively) of all consideration received by the Company or any Subsidiary directly or indirectly (including through any Subsidiary) in connection with such Company Asset Sale or Restricted Subsidiary Asset Sale; PROVIDED that Net Available Proceeds shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid or payable in cash by the Company or any of its Subsidiaries as a result of such Company Asset Sale or Restricted Subsidiary Asset Sale, (ii) the amount of any Federal, state, local or foreign income or other taxes estimated to be actually payable by the Company or any of its Subsidiaries as a result of such Company Asset Sale or Restricted Subsidiary Asset Sale which are attributable to the Company Group under the principles of Treasury Regulation Sections 1.1552-1(a)(1) and 1.1502-33(d)(2), after taking into account all relevant tax attributes, (iii) reasonable brokerage or other customary selling commissions paid or payable in cash by the Company or any of its Subsidiaries, (iv) reasonable third-party expenses incurred by the Company or any of its Subsidiaries in preparing for sale the Property which is the subject of such Company Asset Sale or Restricted Subsidiary Asset Sale, (v) in the case of any sale of all or substantially all of the assets of Liggett , any repayment of Indebtedness of Liggett, provided that such Indebtedness is not owed to the Company, such Indebtedness was not incurred in contemplation of such Company Asset Sale or Restricted Subsidiary Asset Sale (and the Company shall have provided to the Holders an Officer's Certificate of the Company to such effect) and such Indebtedness when incurred represented a borrowing by Liggett of cash in an amount equal to not less than the face amount of the Indebtedness and no more than $20,000,000 aggregate principal amount of such Indebtedness owed to any Subsidiaries of the Company may be deducted pursuant to this clause (v) in one or more successive applications of this clause (v) in the aggregate and (vi) in the case of any sale of all or substantially all of the assets of Liggett, any consideration deemed received by the Company or any of its Subsidiaries as a result of the assumption of any Indebtedness by any Person in connection with such Company Asset Sale or Restricted Subsidiary Asset Sale, provided that such Indebtedness was not incurred in contemplation of such Company Asset Sale or Restricted Subsidiary Asset Sale (and the Company shall have provided to the Holders an Officer's Certificate of the Company to such effect); and PROVIDED, FURTHER, that (a) if any expenses, commissions or fees deducted above from Net Available Proceeds are not actually paid by the Company or any of its Subsidiaries within one year of the applicable Company Asset Sale or Restricted Subsidiary Asset Sale, such expenses, commissions or fees, to the extent not paid, shall be deemed to constitute Net Available Proceeds for purposes of the next Available Proceeds Offer made by the Company, (b) if at any date the sum of (I) any Indebtedness owed to any Subsidiary and assumed as contemplated by clause (vi) PLUS (II) the aggregate Indebtedness referred to in CLAUSE (V) owed to any Subsidiary exceeds $20,000,000 cumulatively from the date of the original issuance of the Notes (such excess, "EXCESS INDEBTEDNESS"), any direct or indirect payment on or retirement of any Excess Indebtedness shall be deemed to be Net Available Proceeds received on the date of such payment or retirement; and (c) if any Indebtedness owed to the Company is assumed as contemplated by clause (vi), any direct or indirect payment on or retirement of any such Indebtedness shall be deemed to be Net Available Proceeds received on the date of such payment or retirement; and PROVIDED, FURTHER, that Net Available Proceeds shall include any earnings thereon received by the Company or any of its Subsidiaries until such Net Available Proceeds are applied in accordance with SECTION 8.24.

                  "NET VECTOR OFFERING PROCEEDS" means the cash proceeds received from any Vector Equity Offering, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "NEW VALLEY" means New Valley Corporation, a Delaware corporation, and any successor thereto.

                  "NEW VALLEY ASSETS" means any Equity Interest or other Investment in New Valley.

                  "NEW VALLEY EQUITY" means any Equity Interests in New Valley.

                  "NEW VALLEY TRANSFEREE" means (i) any Material Subsidiary of New Valley or (ii) any transferee of assets of New Valley if the value of all securities in such transferee maintained by New Valley represents a material portion of the assets of New Valley.

                  "NON-GRACE PERIOD COVENANT ACCELERATION DEFAULT" means the Company has defaulted on the payment of the principal or Accreted Value of, or Accreted Value Premium on, any Notes when the same becomes due and payable as a result of an acceleration due to non-compliance with SECTIONS 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, the second paragraph of 8.16(A) and 10.1 of this Agreement.

                  "NON-RECOURSE INDEBTEDNESS" means Indebtedness:

                  (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) the terms of which result in there being no recourse against any of the assets of the Company or its Restricted Subsidiaries.

                  "NON-TAX SHARING SUBSIDIARY" is defined in SECTION 9.4(C).

                  "NOTES" is defined in SECTION 1.

                  "NOTE DOCUMENTS" means this Agreement, the Security Agreements and the Notes.

                  "NOTICE OF END OF SOLE CONTROL" means a notice of end of sole control over the Securities Account delivered by the Collateral Agent pursuant to the Account Control Agreement.

                  "NOTICE OF SOLE CONTROL" means a notice of sole control over the Securities Account delivered by the Collateral Agent pursuant to the Account Control Agreement.

                  "NV HOLDINGS" means New Valley Holdings, Inc., a Delaware corporation, and any successor thereto.

                  "NV HOLDINGS CHECKING ACCOUNT" means Account #01596321075 of NV Holdings at Bank of America.

                  "NV HOLDINGS PLEDGE AGREEMENT" means a Pledge and Security Agreement substantially in the form of EXHIBIT C, dated as of the date of the Closing, between NV Holdings and the Collateral Agent for the benefit of the Holders, as amended, modified or supplemented from time to time.

                  "NVH ALLOCABLE AMOUNTS" is defined in SECTION 9.4(C).

                  "NVH TAX AGREEMENT" is defined in SECTION 9.4(C).

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller, the Secretary or the Assistant Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer of the Company, and otherwise complying with the requirements of SECTIONS 22.1 and 22.2, except an Officers' Certificate given pursuant to SECTIONS 7.2 and 8.16 shall be signed by a principal operating officer, principal financial officer or a principal accounting officer.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Holders or the Collateral Agent (as the case may be) (which counsel may be an employee of or counsel to the Company), and otherwise complying with the requirements of this Agreement.

                  "OTHER BGLS GROUP DEBT" means any bond, debenture, note or other evidence of Indebtedness or any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company, or any Restricted Subsidiary other than the Note Documents.

                  "OTHER OBLIGATION ACCELERATION DEFAULT" means the Company, or any Restricted Subsidiary, defaults on any Other BGLS Group Debt, and as a result of such default, such Indebtedness of the Company or such Restricted Subsidiary, becomes due prior to its stated maturity, whether or not subordinated.

                  "OTHER OBLIGATION PAYMENT DEFAULT" means the Company, or any Restricted Subsidiary, defaults in the payment of any principal of or interest on any Other BGLS Group Debt, and such default extends beyond any period of grace provided with respect thereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERMITTED INVESTMENT" means an Investment by the Company or a Restricted Subsidiary in:

                  (a) a Restricted Subsidiary or a Person which will, upon making such Investment becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person is engaged solely in Related Businesses prior to such Investment;

                  (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person is engaged solely in Related Businesses prior to such Investment; or

                  (c) Cash or cash equivalents.

                  "PERMITTED LIEN" means:

                  (a) Liens created by the Security Agreements;

                  (b) Liens imposed by any Governmental or Regulatory Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under CLAUSE (8) of SECTION 11;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company.

                  "PERMITTED PAYMENT" means the making of any Restricted Payment so long as the Company maintains the Required Cash Holdings on the BGLS Balance Sheet after giving pro forma effect to such Restricted Payment as measured on the date such Restricted Payment was made.

                  "PERMITTED VECTOR EXPENSES" means (i) costs and operating expenses of Vector, (ii) compensation of Vector Senior Managers allocable to Vector, and (iii) any management or consulting fees paid by the Company and the Restricted Subsidiaries to Vector.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five (5) years, has been established or maintained, or to which contributions are or, within the preceding five (5) years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PLAN OF LIQUIDATION" with respect to a Person, means a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

                  "PLEDGE AGREEMENTS" means, collectively, the BGLS Pledge Agreement, the NV Holdings Pledge Agreement, the Brooke Holding Pledge Agreement and any other pledge agreement, mortgage, security agreement or similar agreement which evidences the Liens on the Collateral granted by the Company or any Subsidiary Pledgor to the Collateral Agent.

                  "PRIMARY HOLDER" means any Holder, which together with all Affiliates of such Holder, holds in excess of $10,000,000 in aggregate principal amount of Notes.

                  "PROPERTY" or "PROPERTY" means any property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible.

                  "PUBLICLY-HELD COMPANY" means any corporation which has a class of equity interests registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

                  "PURCHASE AGREEMENT YEAR" means the period from and including the date hereof to but excluding the date of the first anniversary hereof, the period from and including the date of the first anniversary hereof to but excluding the date of the second anniversary date hereof, the period from and including the date of the second anniversary hereof to but excluding the date of the third anniversary hereof, the period from and including the date of the third anniversary hereof to but excluding the date of the fourth anniversary hereof and the period from and including the date of the fourth anniversary hereof to and including the Maturity Date.

                  "PURCHASER" is defined in the first paragraph of this Agreement.

                  "REFERENCE PERIOD" means any period of four consecutive fiscal quarters for which financial statements are available.

                  "RELATED BUSINESS" means any business which is the same as or ancillary to the tobacco businesses of any Restricted Subsidiary on the date hereof.

                  "RELEVANT PERIODS" is defined in SECTION 9.4(B).

                  "REQUIRED CASH HOLDINGS" means at least $50,000,000 in Cash or cash equivalents.

                  "RESEARCH" means Vector Research Ltd., a Delaware corporation, or any successor thereto.

                  "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                  "RESTRICTED PAYMENT" is defined in SECTION 8.3.

                  "RESTRICTED SUBSIDIARY" means (i) Brooke Holding, (ii) any Liggett Subsidiary, (iii) VTUSA and any Subsidiary of VTUSA, (iv) Research and any Subsidiary of Research and (v) any Subsidiary of the Company that is acquired or formed after the date of this Agreement other than any Subsidiary of New Valley or Brooke Overseas.

                  "RESTRICTED SUBSIDIARY ASSET SALE" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Equity Interests of a Restricted Subsidiary, property or other assets, including by way of a sale/leaseback transaction (each referred to for the purposes of this definition as a "disposition"), by any Restricted Subsidiary (including any disposition by means of merger, consolidation or similar transaction) other than (i) a disposition to any Restricted Subsidiary or the Company, (ii) a disposition of Property or assets in the ordinary course of business, (iii) dispositions of inventory in the ordinary course of business,
(iv) a conveyance, sale, transfer, assignment or other disposition covered by the definition of "Company Asset Sale" and (v) sales of obsolete or worn-out equipment.

                  "RETIREMENT OF RESTRICTED SUBSIDIARY INDEBTEDNESS" means the prepayment, repayment or purchase of Indebtedness of the Restricted Subsidiaries and in connection with any such prepayment, repayment or purchase of Indebtedness of Restricted Subsidiaries, the retirement of such Indebtedness and the permanent reduction of the related loan commitment (if any) in the principal amount of the Indebtedness so prepaid, repaid or repurchased.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACCOUNT" means the "Account" as defined in the Account Control Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SECURITIES INTERMEDIARY" has the meaning ascribed thereto in the Account Control Agreement.

                  "SECURITY AGREEMENTS" means the Pledge Agreements, the Account Control Agreement, the Vector Pledge Agreement and the Collateral Agency Agreement.

                  "SECURITY INTEREST" means the Lien on the Collateral which may be created by the Security Agreements in favor of the Holders.

                  "SECURITY PROCEEDS" is defined in SECTION 13.8.

                  "SHADOW DIVIDEND" means any payment or distribution made to any Group Executive based on the amount of any dividends or other distributions that would have been paid to such Group Executive had such Group Executive been at the record date for such dividends or other distributions a holder of shares of Vector Common Stock issuable upon exercise of any then unexercised option or options to acquire Vector Common Stock.

                  "SOLVENT" means when used with respect to any Person at the time of determination, that: (a) (i) the fair value of such Person's assets (both at fair valuation and at present fair saleable value) is in excess of the total amount of its known liabilities, (ii) such Person is then able and expects to be able to pay its debts as they mature (taking into account the timing and amounts of cash to be received by such Person and the amounts to be payable on or in respect of the debts of such Person) and (iii) such Person has capital sufficient to carry on its business as conducted and as proposed to be conducted, with contingent liabilities (such as, without limitation, guaranties and pension plan liabilities), being computed for the purposes of the foregoing at the amounts that, in light of all the facts and circumstances existing at the time, represent the amounts that can reasonably be expected to become actual or matured liabilities; and (b) in any case, such Person is not "insolvent" within the meaning of (i) Section 2 of the Uniform Fraudulent Transfer Act or Uniform Fraudulent Consequence Act of any applicable jurisdiction (and, with respect to such Act, is not properly to be presumed to be insolvent under Section 2(b) thereof), (ii) Section 101 of Title 11 of the United States Code or (iii) any comparable law or regulation applicable in the circumstances.

                  "STATE COMBINED TAXES" is defined in SECTION 9.4(B).

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SUBSIDIARY PLEDGOR" means any of NV Holdings or Brooke
Holding.

                  "TANGIBLE NET WORTH" of any Person at any date means the Equityholders' Equity of such Person at such date, less the sum of the following: any writedown to reflect an impairment in value that is other than temporary and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, such calculation to be reviewed by such Person's independent public accountants based on such procedures as are necessary to enable such accountants, under professional accounting standards, to report to the Holders in writing that in connection with such procedures no matter came to their attention that caused them to believe that such calculations should be adjusted.

                  "TAX AUDIT PAYMENT" is defined in SECTION 9.3(A)(I)(A).

                  "TAX PERCENTAGE" means the maximum combined marginal rate of Federal, state and local income tax applicable in the relevant year to a Delaware corporation the principal place of business of which is in New York City (the rate applicable to corporations doing business in New York City being selected solely because the laws of the State of New York govern the terms of this Agreement).

                  "TAX SHARING ATTRIBUTES" is defined in SECTION 8.9.

                  "TCW FUNDS" means (a) prior to the Closing, any Purchaser who is an Affiliate of the Trust Company of the West and (b) after the Closing, any Holder who is an Affiliate of Trust Company of the West.

                  "TOBACCO CLAIM OBLIGATION" means all obligations and liabilities, regardless of whether bonded or unbonded, to any plaintiff or other party in satisfaction or discharge of any final, nonappealable judgment, binding mediation or arbitration or settlement agreement (excluding the Master Settlement Agreement) relating to tobacco claims.

                  "TOBACCO LITIGATION BOND" means (i) any supersedeas or other bond that any Person commits to post in anticipation of or as a result of a judgment in a tobacco-related litigation or (ii) any amount paid or posted by any Person in connection with the Stipulation and Agreed Order Regarding Stay of Execution Pending Review and Related Matters by and among the plaintiffs in HOWARD A. ENGLE ET AL. V. R.J. REYNOLDS ET AL. and Philip Morris Incorporated, Lorillard Tobacco Co., Lorillard, Inc., Brooke Holding and Liggett.

                  "TOBACCO LITIGATION EXPENSE" means any amount expended in regard to defending, litigating, mediating, arbitrating, negotiating, researching, settling or discharging any tobacco-related claim including, without limitation, Tobacco Claim Obligations and any amounts paid under the Master Settlement Agreement.

                  "TRIGGERING ASSET SALE" means a Company Asset Sale (i) the Net Available Proceeds of which equal or exceed $5,000,000 or (ii) the Net Available Proceeds of which will cause the Cumulative Net Available Proceeds, as of the date such Company Asset Sale is consummated, to equal or exceed $5,000,000.

                  "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than a Restricted Subsidiary.

                  "VECTOR" means Vector Group Ltd., a Delaware corporation, and any successor thereto.

                  "VECTOR COMMON STOCK" means common stock, par value $.10 per share, of Vector.

                  "VECTOR EQUITY OFFERING" means an offering of Equity Interests in Vector by Vector.

                  "VECTOR EXPANDED AFFILIATE" means any director or employee of Vector or any of its Affiliates or Associates.

                  "VECTOR PLEDGE AGREEMENT" means the Acknowledgment and Pledge Agreement, dated as of May 14, 2001, by and among Vector, the Collateral Agent and the Purchasers, as amended, modified and supplemented from time to time.

                  "VECTOR SENIOR MANAGER" means each of the following, as of the date hereof, any chairman of the Board, president, chief executive officer, chief operating officer, executive vice president, vice president, treasurer, assistant treasurer, secretary, assistant secretary and any other senior officer of or person performing similar functions on behalf of Vector, New Valley or any Unrestricted Subsidiary and any successor of any of the foregoing.

                  "VECTOR TOBACCO CREDIT FACILITY" means the Loan Facility Agreement, dated as of March 6, 2001, from the Company and Vector to VTUSA and Vector Tobacco Ltd., as amended, modified and supplemented from time to time.

                  "VECTOR VOTING POWER" the total voting power of Voting Interests of Vector.

                  "VGR GROUP" means the affiliated group filing a consolidated income tax return of which Vector is the common parent.

                  "VOTING INTERESTS" of a corporation, limited liability company, partnership or other entity means all classes of Equity Interests of such corporation, limited liability company, partnership or other entity then outstanding and normally entitled to vote in the election of directors, management committee members or persons fulfilling similar functions.

                  "VTUSA" means Vector Tobacco (USA) Ltd., a Delaware corporation, and any successor thereto.

                  "WHOLLY OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly Owned Subsidiaries at such time.

                                                                      SCHEDULE C

                        APPLICABLE ACCRETION PERCENTAGES

                                                                       EXHIBIT A

                                  FORM OF NOTE

THIS NOTE HAS NOT BEEN registered under the Securities Act of 1933, as amended (the "Securities Act"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN maY be offered, sold, ASSIGNED, TRANSFERRED, pledged, ENCUMBERED or otherwise DISPOSED OF IN THE ABSENCE OF SUCH registration UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL, ASSIGN, TRANSFER OR OTHERWISE DISPOSE OF THIS NOTE, PRIOR TO THE DATE THAT IS TWO (2) YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THIS NOTE FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE REGISTRAR, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT.

                                    BGLS INC.

                   10% SENIOR SECURED NOTE DUE MARCH 31, 2006


No. [_____]                                                       May 14, 2001
$[_______]                                                    PPN #055432-A*-9


FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS NOTE HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $____________ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $____________. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS NOTE IS MAY 14, 2001. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 15.07%.

                  FOR VALUE RECEIVED, the undersigned, BGLS INC., a Delaware
corporation (the "COMPANY"), hereby promises to pay to [                    ],
or its registered assigns, the principal sum of [          ] DOLLARS (or so much
thereof as shall not have been prepaid) on March 31, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 10% per annum from the date hereof, payable (i) semiannually, on the 15th day of January and July in each year, commencing with the July 15 next succeeding the date hereof, until the principal hereof shall have become due and payable and (ii) on the date the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of the principal or Accreted Value of or interest and Accreted Value Premium (if any) on the Notes (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the rate borne by the Notes plus 2%.

                  Payments of principal and Accreted Value of and interest and Accreted Value Premium (if any) on the Notes are to be made in lawful money of the United States of America by the method and at the address specified with respect to such Holder in SCHEDULE A to the Note Purchase Agreement.

                  This Note is one of a series of 10% Senior Secured Notes Due March 31, 2006 (herein called the "NOTES") issued pursuant to a Note Purchase Agreement, dated as of May 14, 2001, as it may be amended, modified or supplemented from time to time (the "NOTE PURCHASE AGREEMENT"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in SECTION 21 of the Note Purchase Agreement.

                  This Note is secured as provided in the Note Documents. Reference is hereby made to the Note Documents for a description of the properties and assets in which a security interest has been granted, the nature


                                  Exhibit A-2
and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the Holder of this Note in respect thereof.

                  This Note is registered as to both principal and stated interest with the Company pursuant to United States Treasury Regulation Section 5f.103-1 and may be transferred only by the surrender of a Note by the transferor and the issuance by the Company of a new Note to the transferee. As provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of this series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

                  If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal or Accreted Value of or interest and Accreted Value Premium (if any) on this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Accreted Value Premium) and with the effect provided in the Note Purchase Agreement.

                  NEITHER ANY GROUP EXECUTIVE (AS DEFINED IN THE NOTE PURCHASE AGREEMENT) OR NEW VALLEY CORPORATION SHALL BE PERMITTED TO VOTE ANY NOTES THAT ANY OF THEM MAY HOLD FROM TIME TO TIME UNDER ANY CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, IN THE EVENT OF A BANKRUPTCY OF THE COMPANY. IN THE EVENT OF A BANKRUPTCY OF THE COMPANY, ALL GROUP EXECUTIVES AND NEW VALLEY CORPORATION SHALL BE DEEMED TO BE ENTITIES DESIGNATED IN 11 U.S.C. SS.1126(E) FOR PURPOSES OF DETERMINING ACCEPTANCE OF ALLOWED CLAIMS PURSUANT TO 11 U.S.C. SS.1126(C).

                  This Note shall be construed and enforced in accordance with the laws of the State of New York.

                                      BGLS INC.

                                       By:    /s/ RICHARD J. LAMPEN
                                            ----------------------------------
                                            Name: Richard J. Lampen
                                            Title: Executive Vice President


                                  Exhibit A-3

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 8.24 or 8.25 of the Note Purchase Agreement, check the box below:

                      [ ] Section 8.24   [ ] Section 8.25

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 8.24 or Section 8.25 of this Agreement, state the amount you elect to have purchased: $___________

                      Name:
                            --------------------------------------------------
                                      (Print Name)


Date:                 Your Signature:
      ---------                       ----------------------------------------
                                      (Sign exactly as your name
                                        appears on the Note)


                      Tax Identification No.:
                                             ---------------------------------





                                  Exhibit A-4